Exhibit 10.2

CUBIC CORPORATION

AMENDED AND RESTATED
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

3.35% Series A Senior Notes Due 2025
($50,000,000 Aggregate Original Principal Amount)

3.35% Series B Senior Notes Due 2025
($50,000,000 Aggregate Original Principal Amount)

3.70% Series C Senior Notes Due 2025
($25,000,000 Aggregate Original Principal Amount)

3.93% Series D Senior Notes Due 2026
($75,000,000 Aggregate Original Principal Amount)

Private Shelf Facility
$25,000,000 Initial Available Facility Amount

February 2, 2016

(continued)

(continued)

(continued)

			Page

	13.3	Replacement of Notes	41

14	Payments On Notes		41

	14.1	Place of Payment	41
	14.2	Home Office Payment	41

15	Expenses, Etc.		42

	15.1	Transaction Expenses	42
	15.2	Survival	43

16	Survival Of Representations And Warranties; Entire Agreement		43

17	Amendment And Waiver		43

	17.1	Requirements	43
	17.2	Solicitation of Holders of Notes	44
	17.3	Binding Effect	44
	17.4	Notes Held by Company, Etc.	44

18	Notices		45

19	Reproduction Of Documents		46

20	Multiparty Guaranty		46

	20.2	Subrogation	48
	20.3	Amendments, Etc. with Respect to Guaranteed Obligations	48
	20.4	Guaranty Absolute and Unconditional; Termination	49
	20.5	Reinstatement	50
	20.6	Payments	50
	20.7	Bound by Other Provisions	50
	20.8	Additional Guarantors	50

21	Confidential Information		51

22	Miscellaneous		52

	22.1	Successors and Assigns	52
	22.2	Accounting Terms	52
	22.3	Severability	52
	22.4	Construction	52
	22.5	Counterparts	53

(continued)

		Page

22.6	Governing Law	53
22.7	Jurisdiction and Process	53
22.8	Waiver of Jury Trial	54
22.9	Transaction References	54
22.10	No Novation	54

Information Schedule

Schedule A	—	Purchaser Schedule Relating to Series D Purchasers
Schedule B	—	Defined Terms
Schedule 5.4	—	Subsidiaries; Restrictions on Subsidiaries; Restricted Subsidiaries; Unrestricted Subsidiaries
Schedule 5.15	—	Existing Indebtedness
Schedule 10.3	—	Existing Liens
Schedule 10.11	—	Existing Investments in Unrestricted Subsidiaries

Exhibit A-1	—	Form of 3.35% Series A Senior Note due 2025
Exhibit A-2	—	Form of 3.35% Series B Senior Note due 2025
Exhibit A-3	—	Form of 3.70% Series C Senior Note due 2025
Exhibit A-4	—	Form of 3.93% Series D Senior Note due 2026
Exhibit A-5	—	Form of Shelf Note
Exhibit B	—	Form of Request for Purchase
Exhibit C	—	Form of Confirmation of Acceptance
Exhibit D-1	—	Form of Series D Note Opinion of Special Counsel for the Credit Parties
Exhibit D-2	—	Form of Shelf Note Opinion of Special Counsel for the Credit Parties
Exhibit E	—	Form of Joinder to Multiparty Guaranty

Cubic Corporation
9333 Balboa Avenue
San Diego, California 92123

February 2, 2016

PGIM, Inc.

Each Prudential Affiliate (as hereinafter defined) which is
a signatory of this Agreement or becomes bound by certain
provisions of this Agreement as hereinafter provided)

c/o Prudential Capital Group
2029 Century Park East, Suite 715
Los Angeles, California 90067

Ladies and Gentlemen:

Each of the undersigned, Cubic Corporation, a Delaware corporation (the “Company”), and certain direct and indirect Subsidiaries of the Company from time to time party to this Agreement as Guarantors, agrees with each of the Purchasers as follows:

1              AUTHORIZATION OF NOTES

1A           AMENDMENT AND RESTATEMENT.

This Agreement amends, restates and replaces in its entirety that certain Note Purchase and Private Shelf Agreement, dated as of March 12, 2013 (as amended, supplemented or otherwise modified through the date hereof, the “Prior Agreement”), between the Persons which are certain of the parties hereto as of the date hereof.  Certain capitalized and other terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are to a Schedule or an Exhibit, as applicable, attached to this Agreement unless otherwise specified; and references to a “Section” are references to a Section of this Agreement unless otherwise specified.

1B           EXISTING NOTES.

On March 12, 2013 the Company issued and sold $50,000,000 aggregate original principal amount of its 3.35% Series A Senior Notes due March 12, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Series A Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Prior Agreement).  The Series A Notes are substantially in the form set out in Exhibit A-1.

On April 23, 2013 the Company issued and sold $50,000,000 aggregate original principal amount of its 3.35% Series B Senior Notes due March 12, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Series B Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Prior Agreement).  The Series B Notes are substantially in the form set out in Exhibit A-2.

On July 17, 2015 the Company issued and sold $25,000,000 aggregate original principal amount of its 3.70% Series C Senior Notes due March 12, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Series C Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Prior Agreement).  The Series C Notes are substantially in the form set out in Exhibit A-3.

1C           AUTHORIZATION OF SERIES D NOTES.

The Company has authorized the issue and sale of $75,000,000 aggregate principal amount of its 3.93% Series D Senior Notes due March 12, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Series D Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement).  The Series D Notes shall be substantially in the form set out in Exhibit A-4.

1D           AUTHORIZATION OF ISSUE OF SHELF NOTES.

The Company may from time to time authorize the issue and sale of its additional senior notes (as amended, restated, supplemented or otherwise modified from time to time, the “Shelf Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement) in the aggregate principal amount of up to $25,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 12 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 10 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to Section 2B(5), and to be substantially in the form of Exhibit A-5.  The terms “Note” and “Notes” as used herein shall include each Series A Note, each Series B Note, each Series C Note, each Series D Note and each Shelf Note.  Notes that have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.

2              SALE AND PURCHASE OF NOTES

2A           SALE AND PURCHASE OF SERIES D NOTES.

Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Series D Purchaser and each Series D Purchaser agrees to purchase from the Company, on the Series D Closing Day provided for in Section 3, Series D Notes in the principal amount specified opposite such Series D Purchaser’s name in the Purchaser Schedule Relating to Series D Purchasers set forth as Schedule A at the purchase price of 100% of the principal amount thereof.

2B           SALE AND PURCHASE OF SHELF NOTES.

2B(1)      Facility.  Subject to Section 2B(2), PIM is willing to consider, in its sole discretion and within limits that may be authorized for purchase by PIM and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement.  The willingness of PIM to consider such purchase of Shelf Notes is herein called the “Facility.”  At any time, (i) the aggregate principal amount of Shelf Notes stated in Section 1D, minus (ii) the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus (iii) the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time.  NOTWITHSTANDING THE WILLINGNESS OF PIM TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PIM NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PIM OR ANY PRUDENTIAL AFFILIATE.

2B(2)      Issuance Period.  Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary is not a New York Business Day, the New York Business Day next preceding such anniversary), and (ii) the thirtieth day after PIM shall have given to the Company, or the Company shall have given to PIM, written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a New York Business Day, the New York Business Day next preceding such thirtieth day).  The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period.”

2B(3)      Request For Purchase.  The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”).  Each Request for Purchase shall be made to PIM by telefacsimile or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities (which shall be no more than 12 years from the date of original issuance), and principal prepayment dates and amounts (which shall result in an average life of no more than 10 years from the date of original issuance) of the Shelf Notes covered thereby, (iii) specify the interest payment periods (which shall be quarterly or semi-annually), (iv) specify the use of proceeds of such Shelf Notes, (v) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 Business Days and not more than 42 days after the making of such Request for Purchase, (vi) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vii) certify that the representations and warranties contained in Section 5 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (viii) be substantially in the form of Exhibit B attached hereto.  Each Request for Purchase shall be in writing and shall be deemed made when received by PIM.

2B(4)      Rate Quotes.  Not later than 5 Business Days after the Company shall have given PIM a Request for Purchase pursuant to Section 2B(3), PIM may, but shall be under no obligation to, provide to the Company by telephone interest rate quotes for the several principal amounts, maturities and principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase.  Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which PIM or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

2B(5)      Acceptance.  Within 2 minutes after PIM shall have provided any interest rate quotes pursuant to Section 2B(4) or such shorter period as PIM may specify to the Company (such period herein called the “Acceptance Window”), the Company may, subject to Section 2B(6), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase.  Such election shall be made by an Authorized Officer of the Company notifying PIM by telephone or telefacsimile within the Acceptance Window (but not earlier than 9:30 a.m. or later than 1:30 p.m. (or such later time as PIM may agree), New York City local time) that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an “Accepted Note”) as to which such acceptance (herein called an “Acceptance”) relates.  The day the Company notifies PIM of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes.  Any interest rate quotes as to which PIM does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes.  Subject to Sections 2B(2) and 2B(6) and the other terms and conditions hereof, the Company agrees to sell to PIM or a Prudential Affiliate, and PIM agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Accepted Notes.  As soon as practicable following the Acceptance Day, the Company, PIM and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C (herein called a “Confirmation of Acceptance”).  If the Company should fail to execute and return to PIM within 2 Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, PIM may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

2B(6)      Market Disruption.  Notwithstanding the provisions of Section 2B(5), if PIM shall have provided interest rate quotes pursuant to Section 2B(4) and thereafter, prior to the time an Acceptance with respect to such quotes shall have been notified to PIM in accordance with Section 2B(5), the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes.  If the Company thereafter notifies PIM of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and PIM promptly shall notify the Company that the provisions of this Section 2B(6) are applicable with respect to such Acceptance.

2B(7)      Facility Closings.  Not later than 1:30 p.m. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Vedder Price P.C., 275 Battery Street, Suite 2464, San Francisco, California 94111 (or such other address as PIM may specify in writing), the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on such Closing Day, dated the applicable Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the account(s) specified in the Request for Purchase of such Notes.  If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this Section 2B(7), or any of the conditions specified in Section 4 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 2:00 p.m., New York City local time, on such scheduled Closing Day notify PIM (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to PIM (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in Section 4 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee, if applicable, in accordance with Section 2B(8)(ii), or (ii) such closing is to be canceled and the Company will pay the Cancellation Fee as provided in Section 2B(8)(iii).  In the event that the Company shall fail to give such notice referred to in the immediately preceding sentence, PIM (on behalf of each Purchaser) may at its election, at any time after 2:00 p.m., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled and the Company is obligated to pay the Cancellation Fee as provided in Section 2B(8)(iii).  Notwithstanding anything to the contrary contained in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted Notes on not more than one occasion, unless PIM shall have otherwise consented in writing.

2B(8)      Fees.

2B(8)(i)                  Draw Fees.  The Company will pay to or as directed by PIM in immediately available funds a fee (herein called a “Draw Fee”) on or before each Closing Day (other than the Series D Closing Day) in an amount equal to 0.10% of the aggregate principal amount of Notes sold on such Closing Day.

2B(8)(ii) Delayed Delivery Fee.  If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company shall pay to or as directed by PIM on the Cancellation Date or actual Closing Day of such purchase and sale, a fee (the “Delayed Delivery Fee”) calculated as follows:

(BEY - MMY) X DTS/360 X PA

where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY” means Money Market Yield, i.e., the yield per annum on an alternative Dollar investment of the highest quality selected by PIM having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day from time to time fixed for the delayed delivery of such Accepted Note; “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made.

In no case shall the Delayed Delivery Fee be less than zero.  Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with Section 2B(7).

2B(8)(iii)               Cancellation Fee.  If the Company at any time notifies PIM in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if PIM notifies the Company in writing under the circumstances set forth in the last sentence of Section 2B(5) or the penultimate sentence of Section 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Company will pay to or as directed by PIM in immediately available funds on the Cancellation Date an amount (the “Cancellation Fee”) calculated as follows:

PI X PA

where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by PIM) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by PIM) of the Hedge Treasury Note(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and “PA” has the meaning ascribed to it in Section 2B(8)(ii).  The foregoing bid and ask prices shall be as reported by such publicly available source of such market data as is then customarily used by PIM, and rounded to the second decimal place.

In no case shall the Cancellation Fee be less than zero.

3              SERIES D CLOSING.

The sale and purchase of the Series D Notes to be purchased by each Series D Purchaser shall occur at the offices of Vedder Price P.C., 275 Battery Street, Suite 2464, San Francisco, California 94111, at 9:00 a.m., Pacific time, at a closing on February 2, 2016 (the “Series D Closing Day”).  On the Series D Closing Day, the Company will deliver to each Series D Purchaser the Series D Notes to be purchased by such Series D Purchaser in the form of a single Series D Note (or such greater number of Series D Notes in denominations of at least $1,000,000 as such Purchaser may request), each dated the date of the Series D Closing Day, and registered in such Series D Purchaser’s name (or in the name of its nominee), against delivery by such

Series D Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [4000080581 at Union Bank, ABA number 122-000-496].  If on the Series D Closing Day the Company shall fail to tender such Notes as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to the satisfaction of any Series D Purchaser, such Series D Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4              CONDITIONS TO CLOSING.

The obligation of any Purchaser to purchase and pay for any Notes to be sold to such Purchaser on the applicable Closing Day is subject to the satisfaction, on or before the applicable Closing Day, of the following conditions:

4A           CONDITIONS TO SERIES D CLOSING

4A(1)      Consents.  PIM shall have received evidence reasonably satisfactory to it that all government, contractual and other third-party approvals and consents, if any, necessary to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents as of the Series D Closing Day have been obtained.

4A(2)      Modification of Bank Credit Agreement.  PIM shall have received a fully executed copy of an amendment to the Bank Credit Agreement in form and substance reasonably satisfactory to PIM.

4A(3)      Modification Fee.  The holders of the Series A Notes, the Series B Notes and the Series C Notes shall have received in immediately available funds their respective share of a modification fee in the aggregate amount of $125,000.

4A(4)      Payment of Special Counsel Fees.  Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Series D Closing Day the fees, charges and disbursements of Vedder Price P.C., special counsel to PIM and the Purchasers, in connection with the preparation and negotiation of this Agreement and the other Transaction Documents to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Series D Closing Day.

4B           CONDITIONS TO EACH CLOSING.

4B(1)      Representations and Warranties; No Default.  The representations and warranties of the Credit Parties in Section 5 hereof shall be true on and as of the applicable Closing Day (both immediately before and immediately after giving effect to the issuance and purchase of Notes on such Closing Day); and there shall exist on such Closing Day (both immediately before and immediately after giving effect to the issuance and purchase of Notes on such Closing Day) no Event of Default or Default.

4B(2)      Purchase Permitted By Applicable Law, Etc.  The purchase of and payment for the Notes to be purchased by such Purchaser on the applicable Closing Day (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax (excluding taxes on the revenue and net income of such Purchaser), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may reasonably request to establish compliance with this condition.

4B(3)      Payment of Fees.  The Company shall have paid any fees due pursuant to or in connection with this Agreement, including any Draw Fee due pursuant to Section 2B(8)(i) and any Delayed Delivery Fee due pursuant to Section 2B(8)(ii) and, without limiting the provisions of Section 15.1, the fees, charges and disbursements of the Purchasers’ special counsel to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the applicable Closing Day.

4B(4)      Certain Documents.  Each Purchaser that is purchasing Notes on such Closing Day shall have received the following, each dated the applicable Closing Day (except as provided in clause (h)):

(a)           the Note(s) to be purchased by such Purchaser;

(b)           certified copies of the resolutions of the board of directors (or similar governing authority) of each of the Credit Parties authorizing the execution and delivery of the Transaction Documents to which such Person is a party and, in the case of the Company, authorizing the issuance of the Notes, and of all documents evidencing other necessary corporate or similar action and governmental approvals, if any, with respect to the Transaction Documents to which such Credit Party is a party and the Notes (in the case of the Company); provided, however, that with respect to any Closing Day, if none of the matters certified to in the certificate delivered by any Credit Party under clause (b) of Section 4B(4) of the Prior Agreement or under this clause (b) on the most recent prior Closing Day or Closing Day (as defined in the Prior Agreement) have changed and such resolutions authorize the execution and delivery of the Notes being delivered on such subsequent Closing Day (or the guarantee thereof, as applicable), then such Credit Party may, in lieu of the certificate described above, deliver a certificate of its Secretary or an Assistant Secretary, certifying that there have been no changes to the matters certified to in the certificate delivered by such Credit Party on the most recent prior Closing Day (as defined in the Prior Agreement) under clause (b) of Section 4B(4) of the Prior Agreement or on the most recent prior Closing Day under this clause (b);

(c)           a certificate of the Secretary or an Assistant Secretary of each of the Credit Parties certifying the names and true signatures of the officers of such Credit Party authorized to sign the Transaction Documents to which such Person is a party and, in the case of the Company, the Notes, to be delivered hereunder;

(d)           the Company shall have delivered to such Purchaser an Officer’s Certificate, dated such Closing Day, certifying that the conditions specified in Section 4B(1) have been satisfied;

(e)           certified copies of the certificate of incorporation or articles of incorporation (or similar constitutive documents), as applicable, and by-laws, operating agreement or partnership agreement, as applicable, of each of the Credit Parties;

(f)            an opinion of Sheppard, Mullin, Richter & Hampton LLP, special counsel for the Credit Parties, reasonably satisfactory to such Purchaser and substantially in the form of Exhibit D-1 (in the case of the Series D Notes) or Exhibit D-2 (in the case of any Shelf Notes) attached hereto, and as to such other matters as such Purchaser may reasonably request.  Each Credit Party hereby directs such counsel to deliver such opinions, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will be and is hereby authorized to rely on such opinion;

(g)           a favorable opinion of Vedder Price P.C., special counsel for PIM and the Purchasers, as to such matters incident to the matters herein contemplated related to the applicable Series of Notes as such Purchaser reasonably requests;

(h)           a good standing or similar certificate for each Credit Party (or its general partner, in the case of a partnership) from the appropriate Governmental Authority of its jurisdiction of organization, dated as of a recent date, and such other evidence of the status of such Persons as such Purchaser may reasonably request; and

(i)            additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

4B(5)      Private Placement Number.  A Private Placement number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of Notes to be issued on the applicable Closing Day.

5              REPRESENTATION AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

5.1          Organization; Power and Authority.

Each Credit Party is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Credit Party has the requisite power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes to which it is a party and to perform the provisions of such Transaction Documents.

5.2          Authorization, Etc.

This Agreement and the Notes to which any Credit Party is a party have been duly authorized by all necessary action on the part of such Credit Party, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Credit Party that is party thereto enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3          Disclosure.

This Agreement, the other Transaction Documents, and the financial statements delivered pursuant to the requirements of this Agreement (or if no such financial statements have been delivered, the most recent such financial statements referred to in Section 5.5), taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein not misleading in light of the circumstances under which they were made.

5.4          Organization; Power and Authority.

(a)           Schedule 5.4 is (except as noted therein) a complete and correct list as of the Series D Closing Day of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

(b)           All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)           Each Subsidiary identified in Schedule 5.4 (other than the Credit Parties) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those Subsidiaries as to which the failure to be so organized, existing, qualified or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Significant Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact business it transacts and proposes to transact.

(d)           As of the Series D Closing Day, the Company has the Restricted Subsidiaries identified as such on Schedule 5.4A, and the Unrestricted Subsidiaries identified as such on Schedule 5.4B.

5.5          Financial Statements.

The Company has furnished each holder of Notes and each Purchaser of Accepted Notes with the following financial statements:  (i) consolidated balance sheets of the Company and its Subsidiaries (and, if required pursuant to Section 7.4, consolidating balance sheets of the Unrestricted Subsidiaries as described in Section 7.4) as at September 30 in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 120 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, cash flows and shareholders’ equity of the Company and its Subsidiaries (and, if required pursuant to Section 7.4, consolidating statements of income, cash flows and shareholders’ equity of the Unrestricted Subsidiaries as described in Section 7.4) for each such year, all of such financial statements (other than any such consolidating financial statements) reported on by Ernst & Young LLP, and (ii) consolidated balance sheets of the Company and its Subsidiaries (and, if required pursuant to Section 7.4, consolidating balance sheets of the Unrestricted Subsidiaries as described in Section 7.4) as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, cash flows and shareholders’ equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company.  Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles.  The balance sheets fairly present the consolidated condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders’ equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated.  Since the most recent audited financial statements delivered pursuant to Section 7.1(b), or if no such financial statements have been delivered, the most recent audited financial statements referred to in clause (i) of this Section 5.5, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

5.6          Compliance with Laws; Other Instruments, Etc.

The execution, delivery and performance by each Credit Party of this Agreement and the Notes to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Credit Party or any of its Restricted Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter (or similar constitutive documents) or bylaws (or similar documents), or any other Material agreement or instrument to which any Credit Party or any of its Restricted Subsidiaries is bound or by which any Credit Party or any of its Restricted Subsidiaries or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Credit Party or any of its Restricted Subsidiaries, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Credit Party or any of its Restricted Subsidiaries.

5.7          Governmental Authorizations, Etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Credit Party of this Agreement or the Notes.

5.8          Litigation; Observance of Agreements, Statutes and Orders.

(a)           There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)           Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument of the type and in an amount described in Section 11(f) to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws, the USA PATRIOT Act, or any of the other laws and regulations referred to in Section 5.16) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.9          Taxes.

The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material, or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.

5.10        Title to Property; Leases.

The Company and its Restricted Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet delivered pursuant to Section 7.1(b), or if no such balance sheet has been delivered, the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect.  All Material leases are valid and subsisting and are in full force and effect in all material respects.

5.11        Licenses, Permits, Etc.

The Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

5.12        Compliance with ERISA.

(a)           The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  None of the Company nor any ERISA Affiliate has incurred any liability as a result of violating Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)           The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $30,000,000 in the case of any single Plan and by more than $30,000,000 in the aggregate for all Plans.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)           The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)           The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)           The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

5.13        Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

5.14        Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of (i) the Series D Notes to fund acquisitions and for other general corporate purposes, and (ii) each Series of Shelf Notes in the manner described in the applicable Request for Purchase with respect to such Series of Shelf Notes.  No part of the proceeds of the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15        Existing Indebtedness.

(a)           Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of December 31, 2015 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor, and any Guarantees thereof).  As of the Series D Closing Day, there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Restricted Subsidiaries.  Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Restricted Subsidiary the outstanding principal amount of which exceeds $20,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)           As of the Series D Closing Day, neither the Company nor any Restricted Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Restricted Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company or any Restricted Subsidiary, except as disclosed in Schedule 5.15.

5.16        Foreign Assets Control Regulations, Etc.

(a)           Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”), (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause(ii) or clause (iii), a “Blocked Person”).  Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b)           No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c)           Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.  The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d)           (1) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws, or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

(2)           To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of:  (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage; and

(3)           No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage.  The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

5.17        Status under Certain Statutes.

Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

5.18        Hostile Tender Offers.

None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

6              REPRESENTATIONS OF THE PURCHASERS.

6.1          Purchase for Investment.  Each Series D Purchaser and each Purchaser of any Series of Shelf Notes severally represents that it is purchasing such Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each such Purchaser understands that such Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register such Notes.

6.2          Source of Funds.

Each Series D Purchaser and each Purchaser of any Series of Shelf Notes severally represents that at least one of the following stabements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of such Notes to be purchased by such Purchaser hereunder:

(a)           the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)           the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)           the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1, or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)           the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM, and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of the investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)           the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM, and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)            the Source is a governmental plan; or

(g)           the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)           the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7              INFORMATION AS TO THE COMPANY.

The Company covenants that during the Issuance Period and so long thereafter as any Notes remain outstanding or any amounts owing under the Transaction Documents remain unpaid:

7.1          Financial and Business Information.  The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a)           Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)            a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)           consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), and provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” (such availability thereof being referred to as “Electronic Delivery”);

(b)           Annual Statements — within 120 days after the end of each fiscal year of the Company, duplicate copies of

(i)            a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii)           consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an unqualified opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), and provided, further, that the Company shall be deemed to have made such delivery of such Form 10 K if it shall have timely made Electronic Delivery thereof;

(c)           SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public Securities holders generally, and (ii) each regular or periodic report (other than Form 8-K so long as such Form may be accessed on line and the Company has notified each holder of Notes which is an Institutional Investor that such form has been filed), each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the SEC;

(d)           Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)           ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)            with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)           the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)          any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(f)            Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2          Officer’s Certificate.  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

(a)           Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 7.4, Section 9.7, Section 10.1 through Section 10.5, inclusive, Section 10.10 and the requirements of any Most Favored Provision incorporated herein pursuant to Section 9.8 during the quarterly or annual period covered by the most recent statements furnished (including with respect to each such Section, where applicable, (i) the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence (including the identification of the applicable amounts from the financial statements of the Company and its Subsidiaries which are attributable to Unrestricted Subsidiaries and which, pursuant to this Agreement, are required to be excluded), and (ii) a reconciliation from GAAP, as reflected in the statements then being furnished, to the calculation of the financial covenants in Section 10.1 through Section 10.5 hereof, inclusive, and Section 10.10, after giving effect to (x) the exclusion from GAAP of the effects of Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 - Fair Value Option, International Accounting Standard 39 - Financial Instruments:  Recognition and Measurement, or any other accounting standard that would result in any financial liability being set forth at an amount less than the actual outstanding principal amount thereof, (y) the effects of any change in GAAP after the Series D Closing Day which impacts accounting with respect to operating leases, in each case as provided more specifically in Section 22.2, and (z) the effects of any other change in GAAP after the Series D Closing Day which impacts the calculation of any covenant in Section 10.1 if such covenant has not yet been amended as contemplated in the last sentence of Section 22.2); and

(b)           Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the most recent statements furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3          Inspection.  The Company shall permit the representatives of each holder of a Note that is an Institutional Investor:

(a)           No Default — if neither a Default under Section 11(b) nor an Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company’s officers, and

(with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)           Default — if a Default under Section 11(b) or an Event of Default then exists, at the expense (all of which expenses shall be reasonable) of the Company, to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such times and as often as may be requested.

7.4          Reporting Treatment of Unrestricted Subsidiaries.

If at the end of any fiscal period Consolidated Total Capitalization of the Unrestricted Subsidiaries shall constitute, in the aggregate, 7% or more of Consolidated Total Capitalization of the Company and its Subsidiaries at the end of such fiscal period, then the applicable set of consolidated financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) for such period shall be accompanied by consolidating financial statements (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery thereof to each holder of Notes) setting forth separately the financial information required by Sections 7.1(a) and (b) for each Unrestricted Subsidiary for such period, together with such financial information of such Unrestricted Subsidiaries on a consolidated basis for purposes of the financial reporting requirements contained in Sections 7.1(a) and (b).  In no event shall the Company include financial information of the Unrestricted Subsidiaries for purposes of any determination of compliance with any of the covenants contained in this Agreement.

8              PREPAYMENT OF THE NOTES.

The Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes and any Shelf Notes shall be subject to required prepayment as and to the extent provided in Section 8.1.  The Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in Section 8.2.

8.1          Required Prepayments.

(a)           Series A Notes.  On March 12, 2021 and on each March 12 thereafter to and including March 12, 2024 the Company will prepay $10,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series A Notes pursuant to Section 8.2 or any partial purchase of the Series A Notes pursuant to Section 8.5, the principal amount of each required prepayment of the Series A Notes becoming due under this Section 8.1(a) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series A Notes is reduced as a result of such prepayment or purchase.

(b)           Series B Notes.  On March 12, 2021 and on each March 12 thereafter to and including March 12, 2024 the Company will prepay $10,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series B Notes pursuant to Section 8.2 or any partial purchase of the Series B Notes pursuant to Section 8.5, the principal amount of each required prepayment of the Series B Notes becoming due under this Section 8.1(b) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series B Notes is reduced as a result of such prepayment or purchase.

(c)           Series D Notes.  On March 12, 2020 and on each March 12 thereafter to and including March 12, 2025 the Company will prepay $10,714,285.71 principal amount (or such lesser principal amount as shall then be outstanding) of the Series D Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series D Notes pursuant to Section 8.2 or any partial purchase of the Series D Notes pursuant to Section 8.5, the principal amount of each required prepayment of the Series D Notes becoming due under this Section 8.1(c) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series D Notes is reduced as a result of such prepayment or purchase.

(d)           Series C Notes and Shelf Notes.  Each Series C Note and each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series; provided that upon any partial prepayment of any such Note pursuant to Section 8.2 or any partial purchase of any such Note pursuant to Section 8.5, the principal amount of each required prepayment thereof becoming due on and after the date of such partial prepayment or purchase shall be reduced in the same proportion as the aggregate principal amount of such Note is reduced as a result of such prepayment or purchase.

8.2          Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any Series (to the exclusion of all other Series), in an amount not less than $5,000,000 (and increments of $100,000 in excess thereof) of the aggregate principal amount of the Notes of such Series then outstanding in the case of a partial prepayment, or such lesser principal amount of the Notes of such Series as shall then be outstanding, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Notes of such Series written notice of each optional prepayment under this Section 8.2 not less than 5 Business Days and not more than 60 days prior to the date (which shall be a Business Day) fixed for such prepayment.  Each such notice shall specify such date, the Series of Notes to be prepaid, the aggregate principal amount of such Notes to be prepaid on such date, the principal amount of each Note of such Series held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

8.3          Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes of each Series pursuant to Section 8.1(a), Section 8.1(b) or Section 8.2, the principal amount prepaid shall be allocated among the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore prepaid.

8.4          Maturity; Surrender, Etc.

In the case of each optional prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5          Purchase of Notes.

The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of any Series except (i) upon the payment or prepayment of the Notes of such Series in accordance with this Agreement and the Notes of such Series, or (ii) pursuant to a written offer to purchase any outstanding Notes of such Series made by the Company or an Affiliate pro rata to the holders of all Notes of such Series at the time outstanding upon the same terms and conditions.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement, and no Notes may be issued in substitution or exchange for any such Notes.

8.6          Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the ask-side yield(s) reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life”  means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2, or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

8.7          Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

9              AFFIRMATIVE COVENANTS

The Company covenants that during the Issuance Period and for so long thereafter as any of the Notes are outstanding or any amounts owing under the Transaction Documents remain unpaid:

9.1          Compliance with Laws.

Without limiting Section 10.14, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2          Insurance.

The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3          Maintenance of Properties.

The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4          Payment of Taxes and Claims.

The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Restricted Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary, or (b) the nonpayment of all such taxes, assessments, charges, levies and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.5          Maintenance of Existence, Etc.

The Company will at all times preserve and keep its corporate existence in full force and effect and will keep proper books of record and account reflecting its business and activities.  Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect the corporate or similar existence of each of its Restricted Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

9.6          New Restricted Subsidiaries; Additional Guarantors; Release of Guarantors.

The Company will (a) promptly inform the holders of Notes of the creation or acquisition of any Restricted Subsidiary, and (b) upon the earlier of (i) concurrently with such time as any Subsidiary becomes a guarantor, borrower, co-borrower or other obligor under the Bank Credit Agreement, and (ii) within the time frame specified in Section 9.7 for one or more additional domestic Subsidiaries becoming Guarantors (in the event the provisions of Section 9.7 require that they become Guarantors), cause the applicable Subsidiary (or Subsidiaries) to execute and deliver a Joinder to Multiparty Guaranty.  In connection therewith, the Company or any applicable Subsidiary shall provide such resolutions, certificates and opinions of counsel as reasonably shall be requested by the Required Holders.

If any Guarantor is designated as an Unrestricted Subsidiary pursuant to Section 10.7, and if immediately after giving effect to such designation and release of such Guarantor of its obligations under the Multiparty Guaranty, no Default or Event of Default would exist, then the Company may deliver to each holder of Notes an Officer’s Certificate as to the foregoing requirements and, upon the later of (x) such delivery and (y) concurrently with such time as that Guarantor has been released from all of its obligations as a guarantor , borrower, co-borrower or other obligor under the Bank Credit Agreement, that Guarantor shall be automatically released from all of its obligations under the Multiparty Guaranty, without further approval or action by any holder of Notes; provided that if any consideration is given to any party to the Bank Credit Agreement for such release of such Guarantor, then the holders of the Notes shall be paid an amount equal to their ratable share of such consideration concurrently therewith.

9.7          Minimum Thresholds for Guarantors.

If (a) the consolidated total assets of the Company and its domestic Restricted Subsidiaries which are Guarantors determined in accordance with GAAP as of the last day of any fiscal quarter constitutes less than 85% of the consolidated total assets of the Company and its domestic Restricted Subsidiaries determined in accordance with GAAP as of such date, or (b) Consolidated EBITDA (computed for the Company and its domestic Restricted Subsidiaries which are Guarantors for the period of four consecutive fiscal quarters ended as of the last day of any fiscal quarter) constitutes less than 85% of Consolidated EBITDA (computed for the Company and its domestic Restricted Subsidiaries for such period), then the Company shall, within 10 Business Days after delivery of the compliance certificate required by Section 7.2(a) with respect to such fiscal quarter, cause one or more domestic Restricted Subsidiaries to become Guarantor(s) pursuant to the procedures set forth in Section 9.6 so that, had such additional domestic Restricted Subsidiaries been Guarantors as of the last day of such fiscal quarter the thresholds specified in the immediately preceding clauses (a) and (b) would have been satisfied.

9.8          Most Favored Lender.

If at any time the Bank Credit Agreement, or any agreement or document related to the Bank Credit Agreement, includes (a) any covenant, event of default or similar provision that is not provided for in this Agreement, or (b) any covenant, event of default or similar provision that is more restrictive than the same or similar covenant, event of default or similar provision provided in this Agreement (all such provisions described in clauses (a) or (b) of this Section 9.8 being referred to as the “Most Favored Provisions”), then (i) such Most Favored Provision shall immediately and automatically be incorporated by reference in this Agreement as if set forth fully herein, mutatis mutandis, and no such provision may thereafter be waived, amended or modified under this Agreement except pursuant to the provisions of Section 17, and (ii) the Company shall promptly, and in any event within five (5) Business Days after entering into any such Most Favored Provision, so advise the holders of Notes in writing.  Thereafter, upon the request of the Required Holders, the Company shall enter into an amendment to this Agreement with the Required Holders evidencing the incorporation of such Most Favored Provision, it being agreed that any failure to make such request or to enter into any such amendment shall in no way qualify or limit the incorporation by reference described in clause (i) of the immediately preceding sentence.

9.9          Information Required by Rule 144A.

The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act.  For the purpose of this Section 9.8, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

10           NEGATIVE COVENANTS.

The Company covenants that, during the Issuance Period and for so long thereafter as any of the Notes are outstanding or any amounts owing under the Transaction Documents remain unpaid:

10.1        Financial Ratios.

(a)           Interest Coverage.  The Company will not permit the ratio determined at the end of each fiscal quarter on a rolling four-quarter basis of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense to be less than 3.00:1.00.

(b)           Leverage.  The Company will not permit the Leverage Ratio (i) at the end of any fiscal quarter ending prior to December 31, 2016 to be greater than 4.00:1.00, provided, however, that if the Leverage Ratio exceeds 3.50:1.00 at the end of any such fiscal quarter, then the coupon (including the applicable default rate) for each of the Series A Notes, the Series B Notes and the Series C Notes shall automatically, without further consent or other action of any Person, be deemed to be increased by 0.50% per annum during the next succeeding fiscal quarter; and (ii) at the end of any fiscal quarter ending on or after December 31, 2016 to be greater than 3.50:1.00.

10.2        Limitations on Indebtedness.

(a)           The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, unless both immediately before and immediately after giving effect to any such creation, incurrence or assumption the Company is or would be in compliance with Section 10.1(b) (assuming the Company were required to comply with the maximum Leverage Ratio at all times).

(b)           The Company will not permit any Restricted Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:

(i)            Guarantees by any Restricted Subsidiary of Indebtedness of the Company or any other Restricted Subsidiary otherwise permitted hereunder; and

(ii)           other Indebtedness if, immediately after giving effect to any such creation, incurrence or assumption, the aggregate amount of all such Indebtedness then outstanding shall not exceed ten percent of the total consolidated assets of the Company and its Restricted Subsidiaries at the end of the most recent fiscal quarter with respect to which financial statements have been delivered in accordance with the requirements of Section 7.1(a) or (b).  In the event of the acquisition or designation of any Restricted Subsidiary, the pro forma Indebtedness of such Restricted Subsidiary outstanding after giving effect to such acquisition or designation shall be deemed to have been incurred by it at the time of such acquisition or designation.

10.3        Limitation on Liens.

The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

(a)           Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen; provided that payment thereof is not at the time required by Section 9.4;

(b)           Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary at the applicable time in good faith shall be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

(c)           Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker’s compensation, unemployment insurance and other like laws, warehousemen’s and attorneys’ liens and statutory landlords’ liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

(d)           minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

(e)           Liens securing Indebtedness of a Restricted Subsidiary to the Company or to another Wholly-owned Restricted Subsidiary;

(f)            Liens existing on the date hereof as described on Schedule 10.3;

(g)           Liens on fixed or capital assets acquired, constructed or improved by the Company or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 10.2, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets, and (iv) such security interests shall not apply to any other property or assets of the Company or any Restricted Subsidiary;

(h)           other Liens securing obligations of the Company and its Restricted Subsidiaries other than as described in the foregoing clauses (a) through (g) immediately preceding, provided that the obligations secured by all such other Liens do not exceed at any time fifteen percent of the total consolidated assets of the Company and its Restricted Subsidiaries at the end of the most recent fiscal quarter with respect to which financial statements have been delivered in accordance with the requirements of Section 7.1(a) or (b).

Without limitation of the foregoing provisions of this Section 10.3, the Company will not permit the Bank Credit Agreement to be secured by a consensual Lien unless the Notes are simultaneously secured pursuant to terms and provisions, including an intercreditor agreement, reasonably satisfactory to the Required Holders.

10.4        Limitation on Sale and Leasebacks.

The Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby the Company or such Restricted Subsidiary shall in one or more related transactions sell, transfer or otherwise dispose of any property owned by the Company or such Restricted Subsidiary more than 180 days after the later of the date of initial acquisition of such property or completion or occupancy thereof, as the case may be, by the Company or such Restricted Subsidiary, and then rent or lease, as lessee, such property or any part thereof (a “Sale and Leaseback Transaction”); provided that the foregoing restriction shall not apply to any Sale and Leaseback Transaction if immediately after the consummation of such Sale and Leaseback Transaction and after giving effect thereto, any of the following conditions is satisfied:

(a)           the lease relating to such Sale and Leaseback Transaction is not a Long-Term Lease; or

(b)           the sale of property relating to such Sale and Leaseback Transaction constitutes a sale of such property by a Restricted Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary or by the Company to a Wholly-owned Restricted Subsidiary; or

(c)           the sale of such property is for cash consideration which (after deduction of any expenses incurred by the Company or any Restricted Subsidiary in connection with such Sale and Leaseback Transaction) equals or exceeds the fair market value of the property so sold (as determined in good faith by the board of directors of the Company) and the net proceeds from such sale are applied to either (i) the purchase or acquisition (and, in the case of real property, the construction) of fixed assets useful and intended to be used by the Company or a Restricted Subsidiary in the operation of the business of the Company and its Restricted

Subsidiaries as described in Section 10.13 hereof (provided that in any such event the Company and its Restricted Subsidiaries shall not then or thereafter cause or permit or agree or consent to cause or permit such tangible assets to be subject to any Lien) or (ii) the prepayment with the applicable prepayment premium, if any, on a pro rata basis, of Senior Funded Debt of the Company; provided that if any such Senior Funded Debt so prepaid constitutes Indebtedness outstanding under any revolving credit or similar credit facility, such prepayment shall result in a permanent reduction of the Indebtedness which the Company and its Restricted Subsidiaries may incur thereunder by an amount at least equal to the amount of the prepayment of such Senior Funded Debt; or

(d)           after giving effect to the consummation of such Sale and Leaseback Transaction and the application of the proceeds therefrom, no Default or Event of Default would exist.

10.5        Mergers, Consolidations and Sales of Assets.

(a)           The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets, provided that any Person may merge or consolidate with or into the Company or any Restricted Subsidiary so long as (1) in any merger or consolidation involving the Company, the Company shall be the surviving or continuing Person, and (2) in any merger or consolidation involving a Restricted Subsidiary (and not the Company), the Restricted Subsidiary shall be the surviving or continuing Person.

(b)           The Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets (except as provided in Section 10.5(a)); provided that the foregoing restrictions do not apply to:

(i)            the sale, lease, transfer or other disposition of assets by a Restricted Subsidiary to the Company or another Restricted Subsidiary or by the Company to a Restricted Subsidiary;

(ii)           the sale of inventory in the ordinary course of business; or

(iii)          other sales of assets for cash or other property if all of the following conditions are met:

a.             zsuch assets (valued at net book value) do not, together with all other assets (valued at book value) of the Company and its Restricted Subsidiaries disposed of pursuant to this clause (b)(iii) during the current fiscal quarter and the period of three consecutive complete fiscal quarters immediately preceding the fiscal quarter of such disposition, exceed 10% of the total consolidated assets of the Company and its Restricted Subsidiaries, determined by reference to the consolidated balance sheet of the Company and its Subsidiaries as of the last day of the fiscal quarter immediately preceding such period of three consecutive complete fiscal quarters;

b.             in the opinion of the Company’s board of directors, the sale is for fair value and is in the best interests of the Company;

c.             immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist; and

d.             in the case of any such sale of assets having a net book value in excess of 1% of the total consolidated assets of the Company and its Restricted Subsidiaries at the end of the most recent fiscal quarter with respect to which financial statements have been delivered in accordance with the requirements of Section 7.1(a) or (b), the Company prior to the consummation of such sale, shall have delivered a certificate to the holders of Notes to the effect that the foregoing conditions of this clause (b)(iii) shall have been met, including calculations evidencing compliance with clause a above.

10.6        Transactions with Affiliates.

The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including an Unrestricted Subsidiary) (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate (including an Unrestricted Subsidiary)), except for (a) management services, operation and maintenance agreements entered into between the Company or a Restricted Subsidiary and one or more SPEs on reasonable business terms, (b) other transactions between or among the Company or one or more of its Restricted Subsidiaries and any Affiliate (including an Unrestricted Subsidiary) entered into in the ordinary course of the Company’s or such Restricted Subsidiary’s business consistent with past practices, and (c) other transactions or arrangements entered into in the ordinary course of and pursuant to the reasonable requirements of the Company’s or such Restricted Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm’s-length transaction with a Person other than an Affiliate (including an Unrestricted Subsidiary).

10.7        Designation of Subsidiaries.

The Company may not designate or re-designate any Unrestricted Subsidiary as a Restricted Subsidiary and may not designate or re-designate any Restricted Subsidiary as an Unrestricted Subsidiary, in each case without the prior written consent of the Required Holders, except that, subject to compliance with clauses (c) and (d) of this Section 10.7:  (a) a Restricted Subsidiary that is an SPE may be designated as an Unrestricted Subsidiary; (b) any other Restricted Subsidiary may be designated as an Unrestricted Subsidiary so long as (i) it shall not, directly or indirectly, own any Indebtedness or capital stock (or similar equity interests) of the Company or any Restricted Subsidiary, and (ii) the designation shall be deemed to be a sale or other disposition of assets to be consummated within the limitations of Section 10.5(b)(iii) and, immediately after giving effect to such deemed sale or other disposition, the Company would be in pro-forma compliance with such Section; (c) immediately after giving effect to such designation as an Unrestricted Subsidiary, the Company would be in pro-forma compliance with Section 10.11; and (d) no such designation or redesignation shall be effective unless the Company has delivered to the holders of Notes written notice thereof together with a certification by a Responsible Officer of the Company that the requirements set forth in this Section 10.7 have been satisfied.  For the avoidance of doubt, upon and following the designation of an Unrestricted Subsidiary as a Restricted Subsidiary and after giving effect thereto, each Restricted Subsidiary so designated shall be subject to the provisions of this Agreement which apply to Restricted Subsidiaries.

10.8        Modification of Operating Documents.

The Company will not, and will not permit any of its Restricted Subsidiaries to, modify, amend or alter their operating agreements, certificates or articles of incorporation or other constitutive documents in a manner which could have a Material Adverse Effect or would otherwise be materially disadvantageous to the holders of the Notes.

10.9        Restrictive Agreements.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary (other than an Unrestricted Subsidiary that is an SPE) to pay dividends or other distributions with respect to any shares of its capital stock (or similar equity interests) or to make or repay loans or advances to the Company or any other Restricted Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary; provided that:  (i) the foregoing shall not apply to such restrictions and conditions imposed by law, by this Agreement or by the Bank Credit Agreement; (ii) the foregoing shall not apply to such restrictions and conditions contained in documents evidencing unsecured Indebtedness of the Company so long as such restrictions and conditions are not more onerous or more restrictive (taken as a whole) than such restrictions and conditions under this Agreement; (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or any asset pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary or asset that is to be sold and such sale is permitted hereunder; (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Liens permitted by this Agreement if such restrictions or conditions apply only to the property or assets subject to such permitted Lien; and (v) clause (a) of the foregoing shall not apply to customary provisions in leases, licenses and other contracts restricting the assignment thereof.

10.10      Restricted Payments.

The Company will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly (including, without limitation, on a synthetic basis through Swap Agreements), any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Company may make Restricted Payments pursuant to and in accordance with option plans or other benefit plans for management or employees of the Company and its Subsidiaries, and (d) the Company may declare and pay cash dividends on its Equity Interests, or make any payment on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests, in each case so long as at the time thereof and on a pro-forma basis immediately after giving effect thereto, no Default or Event of Default exists or would exist.

10.11      Unrestricted Subsidiary Loans, Advances, Investments and Guarantees.

The Company will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any Unrestricted Subsidiary, except that the Company or any of its Restricted Subsidiaries may (a) hold any such security, loan, Guarantee, investment or other interest in an Unrestricted Subsidiary that exists on the date of this Agreement and as described on Schedule 10.11, or (b) make or acquire any such security, loan, Guarantee, investment or other interest in an Unrestricted Subsidiary if, at the time thereof and immediately after giving effect thereto (or, if made or acquired while such Unrestricted Subsidiary was designated a Restricted Subsidiary, then at the time of designation as an Unrestricted Subsidiary and immediately after giving effect thereto), (i) no Default or Event of Default shall have occurred and be continuing and (ii) if the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to the requirements of Section 7.1(a) or (b) is greater than or equal to 2.00:1.00, the aggregate amount of all such securities, loans, Guarantees, investments and other interests in Unrestricted Subsidiaries then outstanding (based on the amount of cash or the fair market value of property originally transferred as consideration for such investments less the amount of cash or the fair market value of property received as a return on or repayment of such investments) does not exceed the amount equal to 10% of the consolidated total assets of the Company and its Restricted Subsidiaries based on the financial statements most recently delivered pursuant to the requirements of Section 7.1(a) or (b).

10.12      Activities of SPEs and Unrestricted Subsidiaries.

(a)           The Company will not permit any SPE to engage in any activity other than the entering into and performance of contracts relating to transit fare collection services and any activities reasonably related thereto.

(b)           The Company will not, and will not permit any of its Restricted Subsidiaries to, commingle its cash or other assets with the cash or other assets of any Unrestricted Subsidiary that is an SPE.

(c)           The Company will not permit any SPE to enter into any contract relating to transit fare collection services unless (i) such contract provides that upon the termination thereof by the applicable counterparty, such counterparty shall be required to make payments to such SPE in an amount not less than the aggregate amount of loans and advances made by the Company or any Restricted Subsidiary in such SPE, and (ii) the Company or the applicable Restricted Subsidiary has entered into arrangements with such SPE providing that any such payments described in clause (i) above shall be required to be paid by such SPE to the Company or the applicable Restricted Subsidiary.

10.13      Nature of Business.

Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement.

10.14      Terrorism Sanctions Regulations.

The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

11           EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)           the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)           the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)           the Company defaults in the performance of or compliance with any term contained in Sections 7.1(a), (b), (c) and (d), or Sections 9.5, 9.6(b), 9.8 or 10 (other than Section 10.13), or any term contained in any Most Favored Provision incorporated herein pursuant to Section 9.8; or

(d)           any Credit Party defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default, and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)           any representation or warranty made in writing by or on behalf of any Credit Party or by any officer of any Credit Party in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)            (i) the Company or any Restricted Subsidiary or Guarantor is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary or Guarantor is in default in the performance of or compliance with any term of any evidence of any Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Restricted Subsidiary or Guarantor has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary or Guarantor so to purchase or repay such Indebtedness; provided that the aggregate amount of all Indebtedness to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Restricted Subsidiary or Guarantor) shall occur and be continuing exceeds $20,000,000; or

(g)           the Company or any Guarantor or Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate (or similar) action for the purpose of any of the foregoing; or

(h)           a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any Guarantor or Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Guarantor or any Significant Subsidiary, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)            one or more final judgments or orders for the payment of money aggregating in excess of $20,000,000 (not covered by insurance where the carrier has accepted responsibility in writing), including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company, any Guarantor or any Significant Subsidiary or combination thereof and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

(j)            (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Credit Party or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $30,000,000, (iv) any Credit Party or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any Credit Party or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) any Credit Party or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of any Credit Party or any Restricted Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or

(k)           A Change in Control shall occur; or

(l)            Any of the Transaction Documents shall for any reason cease to be, or shall be asserted by any Person obligated thereunder not to be, a legal, valid and binding obligations of such Person.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12           REMEDIES ON DEFAULT, ETC.

12.1        Acceleration.

(a)           If an Event of Default with respect to any Credit Party described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)           If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, in addition to any action that may be taken pursuant to Section 12.1(c), any holder or holders of Notes at the time outstanding affected by such Event of Defalt may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

(c)           If any other Event of Default has occurred and is continuing, any holder or holders of a majority in principal amount of the Notes of any Series at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes of such Series then outstanding to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from prepayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2        Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3        Rescission.

At any time after any Notes of any Series have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than a majority in principal amount of the Notes of such Series then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes of such Series, all principal of and Make-Whole Amount, if any, on any Notes of such Series that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes of such Series, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4        No Waivers or Election of Remedies, Expenses, Etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement, any Note or any other Transaction Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of such Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13           REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1        Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any holder of one or more Notes is a nominee, than (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof, and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement.  Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2        Transfer and Exchange of Notes.

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note so surrendered.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $1,000,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a Series, one Note may be in a denomination of less than $1,000,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3        Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)           in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $5,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)           in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14           PAYMENTS ON NOTES.

14.1        Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank in such jurisdiction.  The holder of a Note may at any time, by notice to the Company, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2        Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose, in the case of the Series A Notes and the Series B Notes, on the Purchaser

Schedule Relating to Series A Purchasers and Series B Purchasers delivered pursuant to the Prior Agreement, in the case of the Series D Notes, attached hereto as Schedule A and, in the case of any Series C Note or any Shelf Note, on the Purchaser Schedule attached to the Confirmation of Acceptance with respect to such Note, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as each Purchaser has made in this Section 14.2.

15           EXPENSES, ETC.

15.1        Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by PIM, the Purchasers or any holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any of the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective) within 15 Business Days after the Company’s receipt of any invoice therefor, including, without limitation:  (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any of the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any of the other Transaction Documents, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company, any Guarantor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes and the other Transaction Documents, and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,500.  The Company will pay, and will save PIM, each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of Notes).

15.2        Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of any Credit Party pursuant to this Agreement shall be deemed representations and warranties of such Credit Party under this Agreement.  Subject to the preceding sentence, this Agreement (including the Multiparty Guaranty), the Notes and the other Transaction Documents embody the entire agreement and understanding among PIM, the Purchasers and the Credit Parties and supersede all prior agreements and understandings relating to the subject matter hereof.

17           AMENDMENT AND WAIVER.

17.1        Requirements.

This Agreement and the Notes may be amended, and any Credit Party may take any action herein or therein prohibited, or omit to perform any act herein required to be performed by it, if the Credit Parties shall obtain the written consent to such amendment, action or omission to act, of the Required Holders, except that, (i) without the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding, the Notes of such Series may not be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Make-Whole Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of Section 12 or this Section 17 insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) without the written consent of PIM the provisions of Section 2B may not be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) without the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series, none of the provisions of Sections 2B and 4 may be amended or waived insofar as such amendment or waiver would affect the rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes.  Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this Section 17, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent.

17.2        Solicitation of Holders of Notes.

(a)           Solicitation.  The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)           Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c)           Consent in Contemplation of Transfer.  Any consent given pursuant to this Section 17 by a holder of a Note that has transferred or has agreed to transfer its Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

17.3        Binding Effect. Etc.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between any Credit Party and any holder of a Note and no delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

17.4        Notes Held by Company, Etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes or any Series thereof then outstanding have approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes or any Series thereof, or have directed the taking of any action provided herein or in the Notes or any Series thereof to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes or any Series thereof then outstanding, Notes directly or indirectly owned by any Credit Party or any of its Affiliates shall be deemed not to be outstanding.

18           NOTICES.

All notices and communications provided for hereunder (other than communications provided for in Section 2) shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)            if to any Series A Purchaser or its nominee or any Series B Purchaser or its nominee, to such Person at the address specified for such communications in the Purchaser Schedule Relating to Series A Purchasers and Series B Purchasers delivered pursuant to the Prior Agreement; if to any Series D Purchaser or its nominee, attached hereto as Schedule A; and, in the case of a Purchaser of any Series C Note or its nominee or any Shelf Note or its nominee, to such Person at the address specified for such communications in the Purchaser Schedule attached to the Confirmation of Acceptance with respect to such Note, or at such other address as such Person or it shall have specified to the Company in writing;

(ii)           if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing; or

(iii)          if to any Credit Party, to such Credit Party care of the Company, at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company, shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed to have been given and received when delivered at the address so specified.  Any communication pursuant to Section 2 shall be made by the method specified for such communication in Section 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a facsimile communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the facsimile number that is listed for the party receiving the communication on the Information Schedule or at such other facsimile number as the party receiving the information shall have specified in writing to the party sending such information.

19           REPRODUCTION OF DOCUMENTS.

This Agreement, and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser on any Closing Day (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced.  To the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit any Credit Party, PIM or any holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20           MULTIPARTY GUARANTY.

The multiparty guaranty under this Section 20 (as amended or otherwise modified from time to time, the “Multiparty Guaranty”) is made jointly and severally by each of the Guarantors in favor of the Purchasers and their respective successors, assigns and transferees (each of such Persons being referred to herein as a “Beneficiary” and collectively, as the “Beneficiaries”).

20.1        Unconditional Guaranty.

(a)           Unconditional Guaranty.  Each Guarantor hereby unconditionally, absolutely and irrevocably guarantees to each of the Beneficiaries the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) and performance of all Guaranteed Obligations.  The term “Guaranteed Obligations” shall mean all loans, advances, debts, liabilities and obligations for monetary amounts and otherwise from time to time owing by the Company, in the Company’s capacity as the issuer of Notes, to the Beneficiaries in connection with this Agreement, the Notes and the other Transaction Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or instrument, arising under or in respect of this Agreement, the Notes or the other Transaction Documents (it being understood that this term includes all principal, interest (including interest that accrues after the commencement by or against the Company of any action under bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect), the Make-Whole Amount, if any, premium or other prepayment consideration, fees, expenses, costs or other sums (including, without limitation, all fees and disbursements of any law firm or other external counsel) chargeable to the Company, in the Company’s capacity as the issuer of Notes, under this Agreement, the Notes or the other Transaction Documents).

(b)           Reimbursement of Expenses.  Each Guarantor also agrees to pay upon demand all costs and expenses (including, without limitation, all fees and disbursements of any law firm or other external counsel) incurred by any Beneficiary in enforcing any rights under this Multiparty Guaranty.

(c)           Guaranteed Obligations Unaffected.  No payment or payments made by any other Guarantor or other Credit Party, or by any other guarantor or other Person, or received or collected by any of the Beneficiaries from any other Guarantor or other Credit Party or from any other guarantor or other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, release or otherwise affect the liability of each of the Guarantors hereunder which shall, notwithstanding any such payments, remain liable for the Guaranteed Obligations, subject to Section 20.5 below, until the Guaranteed Obligations are paid in full.

(d)           Joint and Several Liability.  All Guarantors and their respective successors and assigns shall be jointly and severally liable for the payment of the Guaranteed Obligations and the expenses required to be reimbursed to the holders of the Notes pursuant to Section 20.1(b), above, notwithstanding any relationship or contract of co-obligation by or among the Guarantors or their successors and assigns.

(e)           Enforcement of Guaranteed Obligations.  Each Guarantor hereby jointly and severally agrees, in furtherance of the foregoing and not in limitation of any other right that any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a)), each Guarantor will upon demand pay, or cause to be paid, in cash, the unpaid amount of all Guaranteed Obligations owing to the Beneficiary or Beneficiaries making such demand an amount equal to all of the Guaranteed Obligations then due to such Beneficiary or Beneficiaries.

(f)            Tolling of Statute of Limitations.  Each Guarantor agrees that any payment, performance or other act that tolls any statute of limitations applicable to the obligations, liabilities and indebtedness of the Company owing to the Beneficiaries under this Agreement, the Notes or any of the other Transaction Documents shall also toll the statute of limitations applicable to such Guarantor’s liability under this Multiparty Guaranty to the extent permitted by law.

(g)           Rights of Contribution.  The Company and each Guarantor hereby agree that, to the extent that a Guarantor shall have paid an amount hereunder to any Beneficiary that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes, such paying Guarantor shall be entitled to contribution from the Company or any Guarantor that has not paid its proportionate share, based on benefits received as a result of the issuance and sale of the Notes, of the Guaranteed Obligations.  Any amount payable as a contribution under this Section 20.1(g) shall be determined as of the date on which the related payment or distribution is made by the Guarantor seeking contribution, and each of the Company and the Guarantors acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed.  Notwithstanding the foregoing, the provisions of this Section 20.1(g) shall in no respect limit the obligations and liabilities of any Guarantor to the Beneficiaries hereunder or under any other Transaction Document, and each Guarantor shall remain liable for the full payment and performance guaranteed hereunder.  Any indebtedness or other obligations of the Company or a Guarantor now or hereafter held by or owing to any Guarantor is hereby subordinated in time and right of payment to all indebtedness or other obligations of the Company and the Guarantors to any or all of the Beneficiaries under the Notes, this Agreement or any other Transaction Document.

20.2        Subrogation.

Notwithstanding any payment or payments made by any Guarantor hereunder, each Guarantor hereby irrevocably waives, solely with respect to such payment or payments, any and all rights of subrogation to the rights of the Beneficiaries against the Company and, except to the extent otherwise provided in Section 20.1(g), any and all rights of contribution, reimbursement, assignment, indemnification or implied contract or any similar rights against the Company, any endorser or other guarantor of all or any part of the Guaranteed Obligations, in each case until such time as the Guaranteed Obligations have been paid in full (subject to Section 20.5 below).  If, notwithstanding the foregoing, any amount shall be paid to any Guarantor on account of such subrogation or other rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Beneficiaries, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to each Beneficiary (ratably based on the principal amount outstanding of Notes held by such Beneficiary at such time as a percentage of the aggregate principal amount outstanding of Notes held by all the Beneficiaries at such time) in the exact form received by such Guarantor (duly endorsed by such Guarantor to such Beneficiary if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as such Beneficiary may determine.

20.3        Amendments, Etc. with Respect to Guaranteed Obligations.

Each Guarantor shall remain obligated hereunder notwithstanding that:  (a) any demand for payment of any of the Guaranteed Obligations made by any Beneficiary may be rescinded by such Beneficiary, and any of the Guaranteed Obligations continued; (b) this Multiparty Guaranty, the Guaranteed Obligations, or the liability of any other party upon or for any part of the Guaranteed Obligations, or any collateral security or guaranty therefor or right of setoff with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Beneficiary or such other party; (c) this Agreement, the Notes, the other Transaction Documents and any other document executed in connection with any of them may be renewed, extended, amended, modified, supplemented or terminated, in whole or in part; or (d) any guaranty, collateral or right of setoff at any time held by any Person for the payment of any of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released.  When making any demand hereunder against any Guarantor, each Beneficiary may, but shall be under no obligation to, make a similar demand on any other Credit Party or any other Person, and any failure by such Beneficiary to make any such demand or to collect any payments from any other Credit Party or any other Person or any release of any such other Credit Party or Person shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of such Beneficiary against the Guarantors.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

20.4        Guaranty Absolute and Unconditional; Termination.

Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Beneficiary upon this Multiparty Guaranty or acceptance of this Multiparty Guaranty.  This Agreement, the Notes, the other Transaction Documents and the Guaranteed Obligations in respect of any of them, shall conclusively be deemed to have been created, contracted for or incurred in reliance upon this Multiparty Guaranty; and all dealings between any of the Company or the Guarantors, on the one hand, and any of the Beneficiaries, on the other, shall likewise conclusively be presumed to have been had or consummated in reliance upon this Multiparty Guaranty.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Credit Party or any other guarantor with respect to the Guaranteed Obligations.  This Multiparty Guaranty shall be construed as a continuing, irrevocable, absolute and unconditional guaranty of payment, performance and compliance when due (and not of collection) and is a primary obligation of each Guarantor without regard to (a) the validity or enforceability of the provisions of this Agreement (other than the Multiparty Guaranty), the Notes, the other Transaction Documents, any of the Guaranteed Obligations or any other guaranty or right of setoff with respect thereto at any time or from time to time held by any Beneficiary, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any of the Credit Parties against any Beneficiary, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Credit Party or guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Credit Party or any other guarantor of the Guaranteed Obligations, in bankruptcy or in any other instance (other than payment or performance in full of the Guaranteed Obligations).  Each of the Guarantors hereby agrees that it has complete and absolute responsibility for keeping itself informed of the business, operations, properties, assets, condition (financial or otherwise) of the Company, the other Guarantors, any and all endorsers and any and all guarantors of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment of the obligations evidenced by the Notes or the Guaranteed Obligations, and each of the Guarantors further agrees that the Beneficiaries shall have no duty, obligation or responsibility to advise it of any such facts or other information, whether now known or hereafter ascertained, and each Guarantor hereby waives any such duty, obligation or responsibility on the part of the Beneficiaries to disclose such facts or other information to such Guarantor.

When pursuing its rights and remedies hereunder against any of the Guarantors, any Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against any other Credit Party or any other Person under a guaranty of the Guaranteed Obligations or any right of setoff with respect thereto, and any failure by such Beneficiary to pursue such other rights or remedies or to collect any payments from any such other Credit Party or Person or to realize upon any such guaranty or to exercise any such right of setoff, or any release of any such other Credit Party or Person or any such guaranty or right of setoff, shall not relieve the Guarantors of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of each of the Beneficiaries against the Guarantors.  This Multiparty Guaranty shall remain in full force and effect until all Guaranteed Obligations shall have been satisfied by payment or performance in full, upon the occurrence of which this Multiparty Guaranty shall, subject to Section 20.5 below, terminate.

20.5        Reinstatement.

This Multiparty Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time the payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or otherwise must be restored or returned by any Beneficiary in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Credit Party or any substantial part of their respective property or assets, or otherwise, all as though such payments had not been made.

20.6        Payments.

Each Guarantor hereby agrees that the Guaranteed Obligations will be paid to each of the Beneficiaries pursuant to this Agreement without setoff or counterclaim in immediately available funds at the location and in the currency or currencies specified by such Beneficiary pursuant to this Agreement.

20.7        Bound by Other Provisions.

Each Guarantor agrees that it is bound by each covenant set forth in this Agreement and that it shall make each representation and warranty set forth in this Agreement, in each case to the extent the applicable provision pertains to a Restricted Subsidiary.

20.8        Additional Guarantors.

The initial Guarantors shall be such Persons as are identified as “Guarantors” on the signature pages hereof.  From time to time subsequent to the date hereof, additional Persons that are Subsidiaries or other Affiliates of any Credit Party may become parties hereto, as additional Guarantors (each an “Additional Guarantor”), by executing a Joinder to Multiparty Guaranty.  Upon delivery of any such Joinder to Multiparty Guaranty to each of the Beneficiaries, notice of which is hereby waived by the Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto in such capacity as if such Additional Guarantor were an original signatory hereof.  Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Beneficiaries not to cause any Subsidiary of any Credit Party to become an Additional Guarantor hereunder.  This Multiparty Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

21           CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, or employees, (ii) its agents, attorneys, trustees or affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (iii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 21, (iv) any other holder of any Note, (v) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (vi) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (vii) any federal or state regulatory authority having jurisdiction over such Purchaser, (viii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 21.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 21 shall supersede any such confidentiality undertaking.

22           MISCELLANEOUS.

22.1        Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not.

22.2        Accounting Terms.

All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP (but excluding (a) the effects Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 - Fair Value Option, International Accounting Standard 39 - Financial Instruments:  Recognition and Measurement, or any other accounting standard that would result in any financial liability being set forth at an amount less than the actual outstanding principal amount thereof, and (b) the effects of any change in GAAP after the Series D Closing Day which impacts accounting with respect to operating leases), and (ii) all financial statements shall be prepared in accordance with GAAP.  In the event changes to GAAP (other than as described in clause (b) of the immediately preceding sentence) occur which would impact the calculation of any covenants in Section 10.1, the Company and the holders of Notes will negotiate in good faith to amend such covenants in such a way as to maintain the same concept, level and relative cushion as was in effect immediately before the applicable accounting change; provided that unless and until the Company and the Required Holders reach agreement with respect to any such amendment, such covenants will continue to be calculated in accordance with GAAP as in effect immediately prior to the applicable change in GAAP.

22.3        Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4        Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.  Notwithstanding the provisions of any covenant in this Agreement, for so long as Section 6.09 of the Bank Credit Agreement (as

Section 6.09 is in effect on the date hereof) remains effective, in no event shall the covenants in this Agreement be construed in a manner more onerous or restrictive (taken as a whole) than the covenants in the Bank Credit Agreement (as the covenants in the Bank Credit Agreement are in effect on the date hereof).  It is the intent of the parties to this Agreement that the covenants of this Agreement comply with such limitations and requirements of clause (ii) of the proviso set forth in Section 6.09 of the Bank Credit Agreement.

22.5        Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6        Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

22.7        Jurisdiction and Process.

(a)           Each Credit Party irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement (including the Multiparty Guaranty) or the Notes.  To the fullest extent permitted by applicable law, each Credit Party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)           Each Credit Party consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  Each Credit Party agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding, and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)           Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against any Credit Party in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

22.8        Waiver of Jury Trial.

THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT (INCLUDING THE MULTIPARTY GUARANTY), THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, IF THE ABOVE WAIVER OF THE RIGHT TO A TRIAL BY JURY IS NOT ENFORCEABLE, THE PARTIES HERETO AGREE THAT ANY AND ALL DISPUTES OR CONTROVERSIES OF ANY NATURE CONCERNING THIS AGREEMENT AND THE MATTERS CONTEMPLATED HEREBY (EACH, A “CLAIM”), INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY TO THIS AGREEMENT, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE (“REFERENCE”).  IN SUCH EVENT, THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE.  IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT.  THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT.  NOTHING IN THIS PARAGRAPH SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE ANY AVAILABLE SELF-HELP REMEDIES, FORECLOSE AGAINST ANY COLLATERAL OR OBTAIN PROVISIONAL REMEDIES.  THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE.  THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS PARAGRAPH.  THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY.

22.9        Transaction References.

The Company agrees that Prudential Capital Group may (a) refer to its role in the origination of the purchase of the Notes from the Company, as well as the identity of the Company, the aggregate principal amount and issue date of the Notes and the aggregate principal amount of the Facility, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium, and (b) display the Company’s corporate logo in conjunction with any such reference.

22.10      No Novation.

This Agreement amends, restates and replaces the Prior Agreement and is not intended to constitute a novation thereof (it being acknowledged and agreed that the Company’s covenants in the Prior Agreement and the Company’s representations and warranties in the Prior Agreement shall remain operative for periods prior to the effectiveness of this Agreement, and any unwaived breach of such covenants or any unwaived breach of representations and warranties under the Prior Agreement made prior to the effectiveness of this Agreement, in each case if such unwaived breach constituted a Default or Event of Default under the Prior Agreement immediately prior to the effectiveness of this Agreement, shall constitute a Default or Event of Default, as applicable, under this Agreement).

*    *    *    *    *

Very truly yours,

THE COMPANY:

CUBIC CORPORATION, a Delaware corporation

		By:	/s/ Gregory L. Tanner
Name: Gregory L. Tanner
Title: Vice President/Treasurer

		By:	/s/ James R. Edwards
Name: James R. Edwards
Title: Senior Vice President, General Counsel & Secretary

THE GUARANTORS:

CUBIC TRANSPORTATION SYSTEMS, INC., a California corporation

By:	/s/ Gregory L. Tanner
Title:	Treasurer

CUBIC DEFENSE APPLICATIONS, INC., a California corporation

By:	/s/ Gregory L. Tanner
Title:	Treasurer

CUBIC SIMULATION SYSTEMS, INC., a Delaware corporation

By:	/s/ Gregory L. Tanner
Title:	Treasurer

OMEGA TRAINING GROUP, INC., a Georgia corporation

By:	/s/ Gregory L. Tanner
Title:	Treasurer

NEXTBUS, INC., a Delaware corporation

By:	/s/ Gregory L. Tanner
Title:	Treasurer

DTECH LABS, INC., a Delaware corporation

By:	/s/ Gregory L. Tanner
Title:	Treasurer

CUBIC GLOBAL DEFENSE, INC., a Delaware corporation

By:	/s/ Gregory L. Tanner
Title:	Treasurer

The foregoing is hereby agreed to as of the date thereof.

PGIM, INC.

By:	/s/Brad Wiginton
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
as a holder of Series A Notes, Series B Notes, Series C Notes and Series D Notes

By:	/s/Brad Wiginton
Vice President

AMERICAN INCOME LIFE INSURANCE COMPANY,
as a holder of Series A Notes

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/Brad Wiginton
Vice President

LIBERTY NATIONAL LIFE INSURANCE COMPANY,
as a holder of Series B Notes

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/Brad Wiginton
Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION,
as a holder of Series B Notes and Series D Notes

By:	PGIM, Inc., as investment manager

	By:	/s/Brad Wiginton
Vice President

ZURICH AMERICAN INSURANCE COMPANY,
as a holder of Series C Notes

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/Brad Wiginton
Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY,
as a holder of Series C Notes

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/Brad Wiginton
Vice President

PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY,
as a holder of Series D Notes

By:	PGIM, Inc., as investment manager

	By:	/s/Brad Wiginton
Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY,
as a holder of Series D Notes

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/Brad Wiginton
Vice President

INFORMATION SCHEDULE

Authorized Officers for PIM

Jason Richardson Managing Director PRUDENTIAL CAPITAL GROUP 2029 Century Park East, Suite 715 Los Angeles, California 90067 Telephone: (310) 295-5012 Facsimile: (310) 295-5019	Brad Wiginton Vice President PRUDENTIAL CAPITAL GROUP 2029 Century Park East, Suite 715 Los Angeles, California 90067 Telephone: (310) 295-5014 Facsimile: (310) 295-5019

Cornelia Cheng Vice President PRUDENTIAL CAPITAL GROUP 2029 Century Park East, Suite 715 Los Angeles, California 90067 Telephone: (310) 295-5013 Facsimile: (310) 295-5019	Charles Senner PRUDENTIAL CAPITAL GROUP Prudential Tower, 655 Broad Street 14th Floor — South Tower Newark, New Jersey 07102 Telephone: (973) 802-6660 Facsimile: (973) 624-6432

James McCrane PRUDENTIAL CAPITAL GROUP Prudential Tower, 655 Broad Street 14th Floor — South Tower Newark, New Jersey 07102 Telephone: (973) 802-4222 Facsimile: (973) 624-6432

Authorized Officers for the Company

John D. Thomas Executive Vice President and Chief Financial Officer Cubic Corporation 9333 Balboa Avenue San Diego, California 92123 Telephone: (858) 505-2989 Facsimile: (858) 505-1548	Gregory L. Tanner Vice President and Treasurer Cubic Corporation 9333 Balboa Avenue San Diego, California 92123 Telephone: (858) 505-2981 Facsimile: (858) 505-1548

SCHEDULE A

PURCHASER SCHEDULE RELATING TO SERIES D PURCHASERS

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$30,400,000	$19,050,000
$11,350,000
(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Instructions: Remit Payment

Beneficiary Name: U.S. Bank as Paying Agent for Prudential

Beneficiary Address: 214 N. Tryon St., 26th Floor, Charlotte, NC 28201

Primary Bank Name: U.S. Bank as Paying Agent for Prudential

Primary ABA Number: 091000022

Account Name: Paying Agent DDA — Cubic Corporation

Account Number: 104791306624

FFC: 175666-700

Each such wire transfer shall set forth the name of the Company, a reference to “3.93% Senior Notes due March 12, 2026, PPN [         ]” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

The Prudential Insurance Company of America

c/o Prudential Capital Group

2029 Century Park East, Suite 715

Los Angeles, CA 90067

Attention: Managing Director

and for all notices relating solely to scheduled principal

and interest payments to:

The Prudential Insurance Company of America

c/o PGIM, Inc.

Prudential Tower

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: PIM Private Accounting Processing Team

Email:

Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, CA 94111 Attention: James F. Evert, Esq.

(4)	Tax Identification No.: 22-1211670

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)

	PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY	$23,800,000	$23,800,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Instructions: Remit Payment

Beneficiary Name: U.S. Bank as Paying Agent for Prudential

Beneficiary Address: 214 N. Tryon St., 26th Floor, Charlotte, NC 28201

Primary Bank Name: U.S. Bank as Paying Agent for Prudential

Primary ABA Number: 091000022

Account Name: Paying Agent DDA — Cubic Corporation

Account Number: 104791306624

FFC: 175666-700

Each such wire transfer shall set forth the name of the Company, a reference to “3.93% Senior Notes due March 12, 2026, PPN [     ]” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

Prudential Legacy Insurance Company of New Jersey

c/o Prudential Capital Group

2029 Century Park East, Suite 715

Los Angeles, CA 90067

Attention: Managing Director

and for all notices relating solely to scheduled principal and interest payments to:

Prudential Legacy Insurance Company of New Jersey

c/o PGIM, Inc.

Prudential Tower

655 Broad Street

14th Floor - South Tower Newark, NJ 07102 Attention: PIM Private Accounting Processing Team Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to: Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, CA 94111 Attention: James F. Evert, Esq.

(4)	Tax Identification No.: 27-2457213

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)

	UNITED OF OMAHA LIFE INSURANCE COMPANY	$18,450,000	$18,450,000

(1)	All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Instructions: Remit Payment

Beneficiary Name: U.S. Bank as Paying Agent for Prudential

Beneficiary Address: 214 N. Tryon St., 26th Floor, Charlotte, NC 28201

Primary Bank Name: U.S. Bank as Paying Agent for Prudential

Primary ABA Number: 091000022

Account Name: Paying Agent DDA — Cubic Corporation

Account Number: 104791306624

FFC: 175666-700

Each such wire transfer shall set forth the name of the Company, a reference to “3.93% Senior Notes due March 12, 2026, PPN [        ]” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank 4 Metro Tech - 16th floor - Mail Code NY1-C512 Brooklyn, NY 11245 ABA No. 021-000-021 Account No. G09588 Account Name: United of Omaha Life Insurance Co.

Each such wire transfer shall set forth the name of the

Company, a reference to “3.93% Senior Notes due March 12, 2026, PPN [ ]” and the due date and application (e.g., type of fee) of the payment being made.

(3)	Address for all communications and notices:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

2029 Century Park East, Suite 715

Los Angeles, CA 90067

Attention: Managing Director

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

JPMorgan Chase Bank

14201 Dallas Parkway - 13th Floor

Dallas, TX 75254-2917

Attn: Income Processing - G. Ruiz

a/c: G09588

(4)	Address for Delivery of Notes:

(a)                                 Send physical security by nationwide overnight delivery service to:

JPMorgan Chase Bank

4 Chase Metrotech Center, 3rd Floor

Brooklyn, NY 11245-0001

Attention: Physical Receive Department

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (United of Omaha Life Insurance Company; Account Number: G09588).

(b)                                 Send copy by nationwide overnight delivery service to:

PGIM, Inc.

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: Michael Iacono - Trade Management

(5)	Tax Identification No.: 47-0322111

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)

	PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION	$2,350,000	$2,350,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Instructions: Remit Payment
Beneficiary Name: U.S. Bank as Paying Agent for Prudential
Beneficiary Address: 214 N. Tryon St., 26th Floor, Charlotte, NC 28201
Primary Bank Name: U.S. Bank as Paying Agent for Prudential
Primary ABA Number: 091000022
Account Name: Paying Agent DDA — Cubic Corporation
Account Number: 104791306624
FFC: 175666-700

Each such wire transfer shall set forth the name of the Company, a reference to “3.93% Senior Notes due March 12, 2026, PPN [     ]” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

Prudential Annuities Life Assurance Corporation
c/o Prudential Capital Group
2029 Century Park East, Suite 715
Los Angeles, CA 90067
Attention: Managing Director

and for all notices relating solely to scheduled principal and interest payments to:

Prudential Annuities Life Assurance Corporation

c/o PGIM, Inc.
Prudential Tower
655 Broad Street

14th Floor - South Tower Newark, NJ 07102 Attention: PIM Private Accounting Processing Team Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to: Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, CA 94111 Attention: James F. Evert, Esq.

(4)	Tax Identification No.: 06-1241288

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptance” is defined in Section 2B(5).

“Acceptance Day” is defined in Section 2B(5).

“Acceptance Window” is defined in Section 2B(5).

“Accepted Note” is defined in Section 2B(5).

“Additional Guarantor” is defined in Section 20.8.

“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of such Person or any Subsidiary or any Person of which such Person and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Affiliated Entity” means the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates.

“Agreement” means this Amended and Restated Note Purchase and Private Shelf Agreement (including all Exhibits and Schedules attached hereto), dated as of February 2, 2016, between the Company and the other Credit Parties, on the one hand, and PIM, the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, the Series D Purchasers and each Prudential Affiliate that hereafter may become bound by certain provisions hereof, on the other hand, as it may be amended, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Authorized Officer” means (i) in the case of the Company, its chief executive officer, its chief financial officer, any other officer of the Company designated as an “Authorized Officer” of the Company in the Information Schedule attached hereto or any other officer of the Company designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an Officer’s Certificate executed by the Company’s chief executive officer or chief financial officer and delivered to PIM, and (ii) in the case of PIM, any officer of PIM designated as its “Authorized Officer” in the Information Schedule or any officer of PIM designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of its Authorized Officers.  PIM or the Company may, by written notice to the other given by an Authorized Officer, de-designate any person as one of its Authorized Officers hereunder.  Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom PIM in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of PIM by any individual who on or after the date of this Agreement shall have been an Authorized Officer of PIM, and whom the Company in good faith believes to be an Authorized Officer of PIM at the time of such action shall be binding on PIM even though such individual shall have ceased to be an Authorized Officer of PIM.

“Available Facility Amount” is defined in Section 2B(1).

“Bank Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of May 8, 2012, among the Company as the borrower, JPMorgan Chase Bank, N.A., in its capacity as administrative agent, the Banks and the other parties thereto, as the same may be amended, restated or otherwise modified from time to time, together with any renewals, extensions, replacements and refinancings (notwithstanding whether such replacements or refinancings are entered into with JPMorgan Chase Bank, N.A. or any other Person) thereof.

“Banks” means, collectively, each financial institution from time to time party to the Bank Credit Agreement acting in the capacity as lender thereunder.

“Beneficiaries” is defined in Section 20.

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means:  (a) for the purposes of Section 2B(3) only, any day which is both a New York Business Day and a day on which PIM is open for business; and (b) for the purposes of any other provision of this Agreement, a New York Business Day.

“Cancellation Date” is defined in Section 2B(8)(iii).

“Cancellation Fee” is defined in Section 2B(8)(iii).

“Capital Lease” means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

“Capitalized Rentals” of any Person means as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capital Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

“Change in Control” means (a) the acquisition by any party, or two or more parties acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Company, or (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body as of the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); provided, however, that neither the ownership nor acquisitions of shares of the capital stock of the Company by, nor the transfers of shares of the capital stock of the Company between, Members of the Zable Family shall constitute a Change in Control.

“CISADA” is defined in Section 5.16(a).

“Closing Day” means, with respect to the Series D Notes, the Series D Closing Day, and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance with respect to such Accepted Note; provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 2B(7), the “Closing Day” for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in Section 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the introductory paragraph of this Agreement.

“Confidential Information” is defined in Section 21.

“Confirmation of Acceptance” is defined in Section 2B(5).

“Consolidated Adjusted EBITDA” means, with respect to the Company and its Restricted Subsidiaries for any period, Consolidated EBITDA for such period adjusted on a pro forma basis as determined by the Company in good faith to take into account the EBITDA of any subsequently acquired Person (calculated for such acquired Person and its Subsidiaries, notwithstanding anything to the contrary in the definition of the term “Consolidated EBITDA”) which becomes a Restricted Subsidiary for that portion of the applicable period of calculation which occurred prior to its acquisition and reasonably detailed in the applicable certificate delivered pursuant to Section 7.2(a).

“Consolidated Cash Interest Expense” means, with respect to the Company and its Restricted Subsidiaries for any period, the cash interest expense of the Company and its Restricted Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, with respect to the Company and its Restricted Subsidiaries for any period, (a) the sum of (i) Consolidated Net Income for such period, (ii) Consolidated Interest Expense (to the extent deducted in determining Consolidated Net Income), (iii) income tax expense (to the extent deducted in determining Consolidated Net Income), and (iv) depreciation and amortization expense (to the extent deducted in determining Consolidated Net Income) and stock compensation and other non-cash expense items (to the extent deducted in determining Consolidated Net Income), calculated on a consolidated basis in accordance with GAAP, (b) plus, solely for the purposes of determining compliance with Section 10.1(b), (i) enterprise resource planning expense not to exceed (A) $30,000,000 with respect to any four consecutive fiscal quarter measurement period ending in the fiscal year ending on September 30, 2016, (B) $25,000,000 with respect to any four consecutive fiscal quarter measurement period ending in the fiscal year ending on September 30, 2017 and (C) $20,000,000 with respect to any four consecutive fiscal quarter measurement period ending in the fiscal year ending on September 30, 2018 and (ii) the following one-time non-recurring expense items in connection with any acquisition, including, without limitation, the GATR Acquisition and the acquisition of TeraLogics:  (A) options expense, (B) deal bonuses, (C) earn outs and purchase price allocations relating to options, (D) expense in respect of inventory in finished goods, (E) retention expense, (F) legal, accounting, tax and other consulting expense, (G) integration expense, (H) director and officer and representation and warranty insurance expense and (I) fees and expenses in respect of the financing of any acquisition, minus (c) non-cash items of gain or revenue (to the extent added in determining Consolidated Net Income), calculated on a consolidated basis in accordance with GAAP.

“Consolidated Indebtedness” means, for any Person, as of the date of any determination thereof, all Indebtedness of such Person determined on a consolidated basis eliminating intercompany loans and, with respect to the Company “Consolidated Indebtedness” means, as the context requires, (a) all Indebtedness of the Company and its Restricted Subsidiaries, or (b) all Indebtedness of the Company and its Subsidiaries.

“Consolidated Interest Expense” means, with respect to the Company and its Restricted Subsidiaries for any period, the interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, and (iii) the portion of any Capitalized Lease allocable to interest expense.

“Consolidated Net Income” means, with respect to the Company and its Restricted Subsidiaries for any period, the consolidated net income or net earnings (or any comparable line item) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but excluding extraordinary items and gains or loss resulting from changes in accounting principles and interest income.

“Consolidated Net Worth” means, for any Person as of the date of any determination thereof, the amount of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of a deficit) the surplus in retained earnings of such Person and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

“Consolidated Total Capitalization” means, for any Person as of the date of any determination thereof, the sum of (a) Consolidated Indebtedness of such Person and its Subsidiaries on a consolidated basis as of such date plus (b) Consolidated Net Worth of such Person as of such date.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or Company’s respective Controlled Affiliates.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Credit Parties” means the Company and the Guarantors.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means (i) as to any Series A Note or Series B Note, that rate of interest that is the greater of (a) 5.35% per annum, and (b) 2% over the rate of interest publicly announced by JPMorgan Chase Bank N.A. as its “base” or “prime” rate, (ii) as to any Series D Note, that rate of interest that is the greater of (a) 5.93% per annum, and (b) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. as its “base” or “prime” rate, and (iii) as to any Series C Note or any Shelf Note, that rate of interest that is the greater of (1) 2% over the Interest Rate specified in the caption set forth at the top of such Shelf Note, and (2) 2% over the rate of interest publicly announced by JPMorgan Chase Bank N.A. from time to time in New York City as its “base” or “prime” rate.

“Delayed Delivery Fee” is defined in Section 2B(8)(ii).

“Draw Fee” is defined in Section 2B(8)(i).

“Dollars” and “$” means lawful currency of the United States of America.

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Law” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Materials or to health and safety matters.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company or a Subsidiary under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Facility” is defined in Section 2B(l).

“Form 10-K” means the Company’s Annual Report on Form 10-K.

“Form 10-Q” means the Company’s Quarterly Report on Form 10-Q.

“Funded Debt” of any Person means (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (b) all Capitalized Rentals of such Person, and (c) all Guarantees by such Person of Funded Debt of others.

“GAAP” means generally accepted accounting principles in the United States of America.

“GATR Acquisition” means the acquisition by the Company of all of the capital stock of GATR Technologies, Inc., an Alabama corporation (“GATR”), pursuant to the Stock Purchase Agreement dated as of December 18, 2015 among GATR, the shareholders of GATR, the representative of such shareholders and the Company as such agreement may be amended, supplemented or otherwise modified, in each case in any material respect which is not adverse to the holders of the Notes (it being understood and agreed that changes to the purchase price in excess of 10% thereof or the definition of “Material Adverse Effect” appearing therein shall be deemed to be a material amendment or modification which is adverse to holders of the Notes) from time to time.

“Governmental Authority” means the government of

(a)           the United States of America or any state or other political subdivision thereof, or

(b)           any other jurisdiction in which any of the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of such Person, or

(c)           any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)           to purchase such Indebtedness or obligation or any property constituting security therefor;

(b)           to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

(c)           to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

(c)           otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

Without limiting the foregoing, in any computation of the Indebtedness or other liabilities of the obligor under any Guarantee, the Indebtedness or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor.

“Guaranteed Obligations” is defined in Section 20.1(a).

“Guarantors” shall mean (i) Cubic Transportation Systems, Inc., a California corporation, (ii) Cubic Defense Applications, Inc., a California corporation, (iii) Cubic Simulation Systems, Inc., a Delaware corporation, (iv) Omega Training Group, Inc., a Georgia corporation, (v) NextBus, Inc., a Delaware corporation, (vi) Dtech Labs, Inc., a Delaware corporation, (vii) Cubic Global Defense, Inc., a Delaware corporation, and (viii) each Person that hereafter becomes a party to the Multiparty Guaranty pursuant to the requirements of Section 9.6.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Treasury Note(s)” means, with respect to any Accepted Note, the United States Treasury Note or Notes whose average life (as determined by PIM) most closely matches the average life of such Accepted Note.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Hostile Tender Offer” means, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

“include” or “including” means, unless the context clearly requires otherwise, “including without limitation.”

“Indebtedness” with respect to any Person means, at any time, without duplication:

(a)           its liabilities for borrowed money, including, without limitation, deferred payments, and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)           its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)           all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(d)           all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)           all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions, whether or not representing obligations for borrowed money, but excluding any commercial letter of credit entered into in the ordinary course of business by any such bank or other financial institution relating to the export or import of properties or any letter of credit entered into in the ordinary course of business by any such bank or other financial institution relating to the performance by such Person of its obligations under any contract or agreement (other than any note, credit, loan or other financial instrument or like agreement);

(f)            Swaps of such Person; and

(g)           any Guarantee of such Person with respect to liabilities of a type described in any of clauses (a) through (f) of this definition.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Issuance Period” is defined in Section 2B(2).

“Joinder to Multiparty Guaranty” means a joinder agreement entered into by an Additional Guarantor in substantially the form of Exhibit E.

“Leverage Ratio” means, at any time of determination thereof, the ratio of (i) the Consolidated Indebtedness of the Company and its Restricted Subsidiaries at such time, to (ii) Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters then or most recently ended with respect to which financial statements have been delivered in accordance with the requirements of Section 7.1(a) or (b).

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property.  For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

“Long-Term Lease” means any lease of real or personal property (other than a Capital Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Credit Parties taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and its Restricted Subsidiaries taken as a whole, (b) the ability of the Company or any Guarantor to perform any of its obligations under this Agreement and the other Transaction Documents, taken as a whole, (c) the validity or enforceability of any of the Transaction Documents, or (d) the rights of or benefits available to the holders of the Notes under this Agreement and the other Transaction Documents, taken as a whole.

“Maturity Date” is defined in the first paragraph of each Note.

“Member of the Zable Family” means Walter J. Zable, his spouse, his children, his grandchildren and any trust of which Walter J. Zable is the settlor.

“Most Favored Provision” is defined in Section 9.8.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Multiparty Guaranty” is defined in Section 20.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

“New York Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Notes” is defined in Section 1D.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate signed in the name of the Company by a Responsible Officer of the Company.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

“PIM” means PGIM, Inc. and any of its successors.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company, any Subsidiary or any ERISA Affiliate or with respect to which the Company, any Subsidiary or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock (or other equity interests) of a Person that is preferred over any other class of capital stock (or other equity interests) of such Person as to the payment of dividends or other distributions or the payment of any amount upon liquidation or dissolution of such Person.

“Prior Agreement” is defined in Section 1A.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Prudential Affiliate” means (i) any corporation or other entity controlling, controlled by, or under common control with, PIM and (ii) any managed account or investment fund which is managed by PIM or a Prudential Affiliate described in clause (i) of this definition.  For purposes of this definition, the terms “control,” “controlling” and “controlled” shall mean the ownership, directly or through subsidiaries, of a majority of a corporation’s or other Person’s Voting Interests or equivalent voting securities or interests.

“PTE” is defined in Section 6.2(a).

“Purchasers” means the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, the Series D Purchasers and PIM and/or the Prudential Affiliate(s) which are purchasing any Accepted Notes.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Rentals” means and includes as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.

“Request for Purchase” is defined in Section 2B(3).

“Required Holders” means, at any time, the holder or holders of a majority of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding (exclusive of Notes then owned by any Credit Party, any Subsidiary or any of their respective Affiliates).

“Rescheduled Closing Day” is defined in Section 2B(7).

“Responsible Officer” means any Senior Financial Officer and any other officer with responsibility for the administration of the relevant portion of this Agreement or any other Transaction Document.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

“Restricted Subsidiary” means any Subsidiary (a) of which more than 80% (by number of votes) of the Equity Interests with voting power is beneficially owned, directly or indirectly, by the Company, and (b) has been so designated within the limitations of Section 10.7.  An SPE may be either a Restricted Subsidiary or an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” is defined in Section 10.4.

“SEC” means the Securities and Exchange Commission of the United States of America, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer or treasurer of the Company.

“Senior Funded Debt” means all Funded Debt of the Company which is not subordinate or junior in rank to any other Funded Debt of the Company.

“Series” is defined in Section 1D.

“Series A Notes” is defined in Section 1B.

“Series A Purchasers” means the purchasers of the Series A Notes, consisting of The Prudential Insurance Company of America and American Income Life Insurance Company.

“Series B Notes” is defined in Section 1B.

“Series B Purchasers” means the purchasers of the Series B Notes, consisting of The Prudential Insurance Company of America, Liberty National Life Insurance Company and Prudential Annuities Life Assurance Corporation.

“Series C Notes” is defined in Section 1B.

“Series C Purchasers” means the purchasers of the Series C Notes, consisting of The Prudential Insurance Company of America, Zurich American Insurance Company and Physicians Mutual Insurance Company.

“Series D Closing Day” is defined in Section 3.

“Series D Notes” is defined in Section 1C.

“Series D Purchasers” means the purchasers of the Series D Notes, consisting of The Prudential Insurance Company of America, Prudential Annuities Life Assurance Corporation, Prudential Legacy Insurance Company of New Jersey and United of Omaha Life Insurance Company.

“Shelf Notes” is defined in Section 1D.

“Significant Subsidiary” means at any time any Subsidiary that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X of the SEC as in effect on the date hereof) of the Company.

“Source” is defined in Section 6.2.

“SPE” means any Subsidiary of the Company that constitutes a special purpose entity formed solely for the purpose of entering into contracts relating to transit fare collection services.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such office.

“Swaps” means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency; provided that Swaps entered into by such Person in the ordinary course of business for the sole purpose of managing or hedging risk shall not be deemed or construed to constitute Indebtedness within the terms of this Agreement.  Without limiting the foregoing, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

“Transaction Documents” means this Agreement (including the Multiparty Guaranty), the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes, the Shelf Notes and any and all notices, reports and certificates (including any Officer’s Certificate delivered in connection with any closing of the purchase and sale of Notes) delivered to PIM or any holder of a Note pursuant to the requirements of this Agreement.

“Unrestricted Subsidiaries” means any Subsidiary which has been designated as an Unrestricted Subsidiary within the limitations of Section 10.7, provided that any Subsidiary which is not a Restricted Subsidiary shall be deemed to be an Unrestricted Subsidiary.  An SPE may be either a Restricted Subsidiary or an Unrestricted Subsidiary.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA) PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Voting Stock” means, with respect to any Person, any shares of stock (or similar equity interests) of such Person whose holders are entitled under ordinary circumstances to vote for the election of directors (or similar body that has management authority of such Person) of such Person (irrespective of whether at the time stock (or similar equity interests) of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly-owned Restricted Subsidiary” means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the Equity Interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-owned Restricted Subsidiaries at such time.

“Wholly-owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the Equity Interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-owned Subsidiaries at such time.

EXHIBIT A-1

[FORM OF SERIES A NOTE]

CUBIC CORPORATION

3.35% SERIES A SENIOR NOTE DUE 2025

No. [ ]	[Date]
$[ ]	PPN 229669 C@3

FOR VALUE RECEIVED, the undersigned, CUBIC CORPORATION (herein called the “Company”), a corporation organized under the laws of the State of Delaware, hereby promises to pay to [                          ], or registered assigns, the principal sum of [                      ] DOLLARS on March 12, 2025 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 3.35% per annum from the date hereof, payable at maturity and semi-annually, on the 12th day of each March and September in each year, commencing with the March 12 or September 12 next succeeding the date hereof until the principal hereof shall have become due and payable, and (b) at a rate per annum from time to time equal to the greater of (i) 5.35% and (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York, New York as its “base” or “prime” rate (i) on any overdue payment of interest, and (ii) following the occurrence and during the continuance of an Event of Default (as defined in the Agreement referred to below) on the unpaid principal balance, any overdue payment of interest and any overdue payment of any Make-Whole Amount, in the case of each of clause (i) and (ii), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).

Notwithstanding anything to the contrary in this Note or the definition of the term “Default Rate” set forth in the Agreement referred to below, the applicable coupon rate of this Note shall be subject to adjustment from time to time pursuant to Section 10.1(b) of such Agreement.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, New York, New York or at such other place as the holder hereof shall designate to the Company in writing as provided in the Agreement referred to below.

This Note is one of a series of senior notes (herein called the “Notes”) issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of March 12, 2013 (as from time to time amended, restated, supplemented or otherwise modified, the “Agreement”), between the Company and the other Credit Parties named therein, on the one hand, and the other Persons party thereto, on the other hand, and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have made the representation set forth in Section 6.2.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

The Notes have been unconditionally guaranteed by certain of the Company’s Subsidiaries pursuant to the terms of the Multiparty Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect, provided in the Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

CUBIC CORPORATION

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A-2

[FORM OF SERIES B NOTE]

CUBIC CORPORATION

3.35% SERIES B SENIOR NOTE DUE 2025

No. [ ]	[Date]
$[ ]	PPN 229669 C#1

FOR VALUE RECEIVED, the undersigned, CUBIC CORPORATION (herein called the “Company”), a corporation organized under the laws of the State of Delaware, hereby promises to pay to [                          ], or registered assigns, the principal sum of [                      ] DOLLARS on March 12, 2025 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 3.35% per annum from the date hereof, payable at maturity and semi-annually, on the 12th day of each March and September in each year, commencing with the March 12 or September 12 next succeeding the date hereof until the principal hereof shall have become due and payable, and (b) at a rate per annum from time to time equal to the greater of (i) 5.35% and (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York, New York as its “base” or “prime” rate (i) on any overdue payment of interest, and (ii) following the occurrence and during the continuance of an Event of Default (as defined in the Agreement referred to below) on the unpaid principal balance, any overdue payment of interest and any overdue payment of any Make-Whole Amount, in the case of each of clause (i) and (ii), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).

Notwithstanding anything to the contrary in this Note or the definition of the term “Default Rate” set forth in the Agreement referred to below, the applicable coupon rate of this Note shall be subject to adjustment from time to time pursuant to Section 10.1(b) of such Agreement.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, New York, New York or at such other place as the holder hereof shall designate to the Company in writing as provided in the Agreement referred to below.

This Note is one of a series of senior notes (herein called the “Notes”) issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of March 12, 2013 (as from time to time amended, restated, supplemented or otherwise modified, the “Agreement”), between the Company and the other Credit Parties named therein, on the one hand, and the other Persons party thereto, on the other hand, and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have made the representation set forth in Section 6.2.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

The Notes have been unconditionally guaranteed by certain of the Company’s Subsidiaries pursuant to the terms of the Multiparty Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect, provided in the Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

CUBIC CORPORATION

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A-3

[FORM OF SERIES C NOTE]

CUBIC CORPORATION

SERIES C SENIOR NOTE

No. [         ]
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:  July 17, 2015
INTEREST RATE:  3.70%
INTEREST PAYMENT DATES:  Semi-annually on each March 12 and September 12
MATURITY DATE:  March 12, 2025
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

FOR VALUE RECEIVED, the undersigned, CUBIC CORPORATION (herein called the “Company”), a corporation organized under the laws of the State of Delaware, hereby promises to pay to [                                ], or registered assigns, the principal sum of [                                          ] DOLLARS, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Maturity Date specified above (the “Maturity Date”) in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on the Final Maturity Date specified above and on each Interest Payment Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) at a rate per annum from time to time equal to the Default Rate (i) on any overdue payment of interest, and (ii) following the occurrence and during the continuance of an Event of Default (as defined in the Agreement referred to below) on the unpaid principal balance, any overdue payment of interest and any overdue payment of any Make-Whole Amount, in the case of each of clause (i) and (ii), payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand).

Notwithstanding anything to the contrary in this Note or the definition of the term “Default Rate” set forth in the Agreement referred to below, the applicable coupon rate of this Note shall be subject to adjustment from time to time pursuant to Section 10.1(b) of such Agreement.

Payments of principal, Make-Whole Amount, if any, and interest are to be made in lawful money of the United States of America at JPMorgan Chase Bank, New York, New York or at such other place as the holder hereof shall designate to the Company in writing.

This Note is one of a series of senior notes (herein called the “Notes”) issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of March 12, 2013 (as from time to time amended, restated, supplemented or otherwise modified, the “Agreement”), between the Company and the other Credit Parties named therein, on the one hand, and the other Persons party thereto, on the other hand, and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have made the representations set forth in

Section 6.2 of the Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Agreement, but not otherwise.

The Notes have been unconditionally guaranteed by certain of the Company’s Subsidiaries pursuant to the terms of the Multiparty Guaranty.

If an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount), and with the effect, provided in the Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

CUBIC CORPORATION

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A-4

[FORM OF SERIES D NOTE]

CUBIC CORPORATION

3.93% SERIES D SENIOR NOTE DUE MARCH 12, 2026

No. [ ]	[Date]
$[ ]	PPN [ ]

FOR VALUE RECEIVED, the undersigned, CUBIC CORPORATION (herein called the “Company”), a corporation organized under the laws of the State of Delaware, hereby promises to pay to [                          ], or registered assigns, the principal sum of [                      ] DOLLARS on March 12, 2026 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 3.93% per annum from the date hereof, payable at maturity and semi-annually, on the 12th day of each March and September in each year, commencing with the March 12 or September 12 next succeeding the date hereof until the principal hereof shall have become due and payable, and (b) at a rate per annum from time to time equal to the greater of (i) 5.93% and (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York, New York as its “base” or “prime” rate (i) on any overdue payment of interest, and (ii) following the occurrence and during the continuance of an Event of Default (as defined in the Agreement referred to below) on the unpaid principal balance, any overdue payment of interest and any overdue payment of any Make-Whole Amount, in the case of each of clause (i) and (ii), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, New York, New York or at such other place as the holder hereof shall designate to the Company in writing as provided in the Agreement referred to below.

This Note is one of a series of senior notes (herein called the “Notes”) issued pursuant to an Amended and Restated Note Purchase and Private Shelf Agreement, dated as of January [  ], 2016 (as from time to time amended, restated, supplemented or otherwise modified, the “Agreement”), between the Company and the other Credit Parties named therein, on the one hand, and the other Persons party thereto, on the other hand, and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have made the representation set forth in Section 6.2.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

The Notes have been unconditionally guaranteed by certain of the Company’s Subsidiaries pursuant to the terms of the Multiparty Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect, provided in the Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

CUBIC CORPORATION

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A-5

[FORM OF SHELF NOTE]

CUBIC CORPORATION

SERIES          SENIOR NOTE

No. [      ]
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:  [Quarterly][Semi-annually] on each [STATE DATES]
MATURITY DATE:(1)
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:(2)

FOR VALUE RECEIVED, the undersigned, CUBIC CORPORATION (herein called the “Company”), a corporation organized under the laws of the State of Delaware, hereby promises to pay to [                                ], or registered assigns, the principal sum of [                                          ] [DOLLARS] [on the Maturity Date specified above (the “Maturity Date”)] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Maturity Date specified above (the “Maturity Date”) in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on the Final Maturity Date specified above and on each Interest Payment Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) at a rate per annum from time to time equal to the Default Rate (i) on any overdue payment of interest, and (ii) following the occurrence and during the continuance of an Event of Default (as defined in the Agreement referred to below) on the unpaid principal balance, any overdue payment of interest and any overdue payment of any Make-Whole Amount, in the case of each of clause (i) and (ii), payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal, Make-Whole Amount, if any, and interest are to be made in lawful money of the United States of America at JPMorgan Chase Bank, New York, New York or at such other place as the holder hereof shall designate to the Company in writing.

This Note is one of a series of senior notes (herein called the “Notes”) issued pursuant to an Amended and Restated Note Purchase and Private Shelf Agreement, dated as of January [  ], 2016 (as from time to time amended, restated, supplemented or otherwise modified, the “Agreement”), between the Company and the other Credit Parties named therein, on the one hand, and the other Persons party thereto, on the other hand, and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have made the

(1)  The Final Maturity Date must be no more than 12 years after the original issuance date

(2)  The Remaining Average Life must be no more than 10 years after the original issuance date.

Exhibit A-5-1

representations set forth in Section 6.2 of the Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Agreement, but not otherwise.

The Notes have been unconditionally guaranteed by certain of the Company’s Subsidiaries pursuant to the terms of the Multiparty Guaranty.

If an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount), and with the effect, provided in the Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

CUBIC CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Exhibit A-5-2

EXHIBIT B

[FORM OF REQUEST FOR PURCHASE]

CUBIC CORPORATION

Reference is made to the Amended and Restated Note Purchase and Private Shelf Agreement (as amended or otherwise modified from time to time, the “Agreement”), dated as of January [  ], 2016, between Cubic Corporation (the “Company”) and the other Persons named therein as parties thereto.  All terms herein that are defined in the Agreement have the respective meanings specified in the Agreement.  Pursuant to Section 2B(3) of the Agreement, the Company hereby makes the following Request for Purchase:

Individual specifications of the notes covered hereby (the “Notes”):

Principal Amount	Final Maturity Date	Principal Prepayment Dates and Amounts	Interest Payment Period
*	**	***	[quarterly] [semi-annually]

Use of proceeds of the Notes:

Proposed day for the closing of the purchase and sale of the Notes:

The purchase price of the Notes is to be transferred to:

Name, Address and ABA Routing Number of Bank	Number of Account	Name & Telephone No. of Bank Officer

The Company certifies (a) that the representations and warranties contained in Section 5 of the Agreement are true on and as of the date of this Request for Purchase, and (b) that there exists on the date of this Request for Purchase no Event of Default or Default (both before and after giving effect to the issuance and purchase of the Notes contemplated hereby).

*Minimum of $5,000,000

** Not more than 12 years after original issuance.

*** Remaining Average Life to be not more than 10 years after original issuance.

Exhibit B-1

Dated:                                            ,

CUBIC CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Exhibit B-2

EXHIBIT C

[FORM OF CONFIRMATION OF ACCEPTANCE]

CUBIC CORPORATION

Reference is made to the Amended and Restated Note Purchase and Private Shelf Agreement (as amended or otherwise modified from time to time, the “Agreement”), dated as of January [    ], 2016, between Cubic Corporation (the “Company”) and the other Persons named therein as parties thereto.  All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

PIM or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in Section 6 of the Agreement, and agrees to be bound by the provisions of Sections 2B(5) and 2B(7) of the Agreement.

Pursuant to Section 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Shelf Notes is hereby confirmed:

I.                                        Accepted Notes:  Aggregate principal amount $             .

(A)                               (a)                                 Name of Purchaser:

(b)                                 Principal amount:

(c)                                  Final maturity date:

(d)                                 Principal prepayment dates and amounts:

(e)                                  Interest rate:

(f)                                   Interest payment period:  [quarterly] [semi-annually]

(g)                                  Payment and notice instructions:  As set forth on attached Purchaser Schedule.

(B)                               (a)                                 Name of Purchaser:

(b)                                 Principal amount:

(c)                                  Final maturity date:

(d)                                 Principal prepayment dates and amounts:

(e)                                  Interest rate:

(f)                                   Interest payment period:  [quarterly] [semi-annually]

(g)                                  Payment and notice instructions:  As set forth on attached Purchaser Schedule.

[(C), (D) . . . same information as above.]

II.                                   Closing Day:                                            ,

Exhibit C-1

Dated: ,	CUBIC CORPORATION

By:
Name:
Title:

By:
Name:
Title:

PGIM, INC.

By:
Name:
Title: Vice President

[PRUDENTIAL AFFILIATE]

By:
Name:
Title: Vice President

Exhibit C-2

EXHIBIT E

[FORM OF JOINDER TO MULTIPARTY GUARANTY]

JOINDER NO. [  ], dated as of [        ] (this “Joinder”), to the Multiparty Guaranty set forth as Section 20 (as amended or otherwise modified from time to time, the “Multiparty Guaranty”) to that certain Amended and Restated Note Purchase and Private Shelf Agreement, dated as of January [  ], 2016 (as amended or otherwise modified from time to time, the “Agreement”), executed by CUBIC CORPORATION (the “Company”), the Guarantors party thereto, and the Purchasers party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

1.             Pursuant to the Multiparty Guaranty, certain obligations owing by the Company to the holders of Notes under the Agreement and evidenced by the Notes (together with their respective Transferees, the “Beneficiaries”) are guaranteed by the Guarantors.

2.             The undersigned (the “Additional Guarantor”) is executing this Joinder in accordance with the requirements of Section 20.8 of the Multiparty Guaranty.

3.             The Additional Guarantor by its signature below becomes a Guarantor under the Multiparty Guaranty and the other provisions of the Agreement with the same force and effect as if originally named therein as a Guarantor and the Additional Guarantor hereby (a) agrees to all the terms and provisions of the Agreement applicable to it as a Guarantor thereunder, and (b) represents and warrants that the representations and warranties made by it as a Guarantor set forth in Section 5 of the Agreement are true and correct on and as of the date hereof.  Each reference to a Guarantor in the Multiparty Guaranty and the other provisions of the Agreement shall be deemed to include the Additional Guarantor.  The Multiparty Guaranty and the other provisions of the Agreement are hereby incorporated herein by reference.

4.             The Additional Guarantor represents and warrants to the Beneficiaries that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

5.             This Joinder may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed signature page to this Joinder by facsimile or email (pdf) transmission shall be as effective as delivery of a manually-signed original thereof.

6.             Except as expressly modified hereby, the Multiparty Guaranty and the other provisions of the Agreement shall remain in full force and effect.

7.             Any provision of this Joinder that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Exhibit E-1

8.             All communications and notices hereunder to the Additional Guarantor shall be given to it at the address set forth under its signature below.

IN WITNESS WHEREOF, the Additional Guarantor has executed this Joinder by its duly authorized officer as of the day and year first above written.

[NAME], a [ ] [corporation]

By:
Name:
Title:

Address:	c/o Cubic Corporation
9333 Balboa Avenue
San Diego, California 92123
Attn: Chief Financial Officer
Facsimile: (858) 505-1548

Exhibit E-2